As filed with the Securities and Exchange Commission on October 25, 2007

File No. 333-144718

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN POND HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-0183099
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

18 Arrowhead Way

Darien, CT 06820

(203) 655-3215

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Michael C. Litt

Chief Financial Officer and Secretary

18 Arrowhead Way

Darien, CT 06820

(203) 655-3215

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Emanuel Cherney Kaye Scholer LLP 425 Park Avenue New York, NY 10022 Telephone: (212) 836-7061 Facsimile: (212) 836-8689	Peter J. Loughran Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Telephone: (212) 909-6375 Facsimile: (212) 521-7375

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.001 par value, and one Warrant(2)	17,968,750	$8.00	$143,750,000	$4,413.13
Shares of Common Stock included as part of the Units(2)	17,968,750	—	—	—
Warrants included as part of the Units(2)	17,968,750	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(2)(4)	17,968,750	$6.00	$107,812,500	$3,309.84
Total			$251,562,500	$7,722.97	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 2,343,750 Units, and 2,343,750 shares of Common Stock and 2,343,750 Warrants underlying such Units, which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(5)	Fees previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 25, 2007

PRELIMINARY PROSPECTUS

Golden Pond Healthcare, Inc.

$125,000,000

15,625,000 Units

Golden Pond Healthcare, Inc. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more domestic or international operating businesses. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the healthcare industry. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other similar business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and             , 2008 [one year from the date of this prospectus], and will expire on             , 2011 [four years from the date of this prospectus] or earlier upon redemption.

Our principal stockholder, Pecksland Partners, LLC, which is an affiliate of our officers, has agreed to purchase from us 4,000,000 warrants at a price of $1.00 per warrant, in a private placement prior to the completion of this offering. The warrants purchased in the private placement will be identical to those sold in this offering, except that the warrants purchased by Pecksland Partners, LLC are not subject to repurchase or redemption by us and can be exercised on a cashless basis. Pecksland Partners, LLC has agreed that it will not exercise or sell or otherwise transfer the warrants purchased in the private placement until ninety days from the date we complete a business combination.

We have granted the underwriters a 30-day option to purchase up to 2,343,750 additional units solely to cover over-allotments, if any (over and above the 15,625,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol “GPH.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters’ over-allotment option and (2) the exercise in full of the over-allotment option, subject in either case to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on American Stock Exchange under the symbols “GPH” and “GPH.WS”, respectively. We cannot assure you that our securities will be or continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 19 of this prospectus for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)
Public offering price	$8.00	$125,000,000
Underwriting discount(2)	$0.56	$8,750,000
Proceeds, before expenses, to us	$7.44	$116,250,000
(1)	The underwriters have an option to purchase up to an additional 2,343,750 units at the public offering price, less the underwriting discount, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discount and proceeds, before expenses to us, would be $143,750,000, $10,062,500 and $133,687,500 respectively. See “Underwriting.”
(2)	Includes deferred underwriting discount of $0.24 per unit, or $3,750,000 ($4,312,500 if the underwriters’ over-allotment option is exercised in full), which equals 3.0% of the gross proceeds and which the underwriters have agreed to defer until the consummation of our initial business combination. If a business combination is not consummated, the deferred underwriting discount will not be paid. No discounts or commissions are payable with respect to the units purchased in the private placement. See “Underwriting.”

Of the proceeds from this offering and the private placement, approximately $7.88 per unit, or $123,125,000 ($7.85 per unit, or $141,125,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about             , 2007.

Book-Running Manager

Deutsche Bank Securities

Co-Manager

Lazard Capital Markets

The date of this prospectus is             , 2007.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

MARKET AND INDUSTRY INFORMATION

In this prospectus we rely on information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Unless otherwise indicated all information comes from the Centers for Medicare and Medicaid Services website located at www.cms.hhs.gov/researchers/.

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and the related notes and schedules thereto. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Golden Pond Healthcare, Inc.;

•	references to our “principal stockholder” refer to Pecksland Partners, LLC, an affiliate of our officers;

•	unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option;

•

references to a “business combination” mean our initial acquisition through a merger, capital stock exchange, asset or stock acquisition or other similar business combination of one or more domestic or international operating businesses;

•

references to the “private placement” refer to our private placement of 4,000,000 warrants, at a price of $1.00 per warrant, to our principal stockholder, Pecksland Partners, LLC, which will occur prior to the completion of this offering; and

•

references to “public stockholders” refers to the holders of common stock sold as part of the units in this offering or in the open market, including our existing stockholders to the extent that they purchase or acquire such shares.

Our Business

We are a blank check company organized under the laws of the State of Delaware on May 15, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination, one or more domestic or international operating businesses. Although we may acquire a non-United States business, our primary search for acquisition targets will focus on domestic operating businesses. We intend to focus our efforts on the healthcare industry, although under certain circumstances we may consider a prospective target in another industry.

We do not currently have any specific operating businesses under consideration. We have not identified or been provided with the identity of, or had any direct or indirect contact with potential targets to discuss a possible investment or acquisition. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering. To date, our efforts have been limited to organizational activities and activities related to this offering.

The healthcare industry constitutes one of the largest segments of the United States economy. According to the Centers for Medicare and Medicaid Services, or CMS, total healthcare expenditures increased from $253.9 billion in 1980 to approximately $2.0 trillion in 2005. Spending on healthcare in the U.S. is projected to pass the $3.0 trillion mark within five years. CMS reports that healthcare spending rose 6.9% during 2005. Expressed as a percentage of U.S. Gross Domestic Product, or GDP, CMS has reported that national healthcare spending increased from 9.1% in 1980 to 16% in 2005 and is projected to rise to approximately 18% of GDP by 2012. These projections imply per capita spending of over $10,000 by 2012, from approximately $7,500 today. Our management believes spending on healthcare will continue to experience substantial growth. New diagnostic testing, including the growing field of genetic testing, along with the proliferation of new drugs, devices, treatments and technologies is expected to accelerate demand for healthcare services. There is also pressure from consumers and government to expand coverage for the uninsured and underinsured through various universal healthcare initiatives. Management believes these pressures could result in expansion of spending for health services.

In addition to domestic growth, our management believes that healthcare companies will continue to experience major international growth opportunities as a result of growing worldwide demand for healthcare products and services, heightened awareness of the importance and potential of international markets, which often offer a less-expensive and faster regulatory path for their products, and the increasing availability of a low-cost pool of scientific talent to perform product development and clinical research.

Our management has extensive experience creating, financing and operating healthcare businesses. Our President and Chairman of the Board, Stephen F. Wiggins, is currently an operating partner and advisor for Essex Woodlands Health Ventures; an advisor and director of Revolution Health, Inc; and a director of Ika Systems and Millennium Pharmacy Systems. Mr. Wiggins previously served for 14 years as the Chairman of the Board and Chief Executive Officer of Oxford Health Plans, a company he founded. Mr. Wiggins founded HealthMarket, Inc., an insurance company that developed innovative consumer driven health plans, where he served as Chairman and Chief Executive Officer. In addition, in 1993, Mr. Wiggins co-founded Health Partners, Inc., a physician practice management company. W. Robert Dahl, Jr., our Vice President of Strategic Business Development and Vice Chairman of the Board, also has extensive experience in the healthcare industry. Most recently, Mr. Dahl served as the head of Global Healthcare for the Carlyle Group, a leading private equity firm with over $50 billion of equity under management, where he was responsible for the firm’s investments in the healthcare field. During his tenure at Carlyle, Mr. Dahl served on the investment committee of the U.S. buyout funds, including the $7.9 billion Carlyle Partners IV and the $3.9 billion Carlyle Partners III funds. Mr. Dahl also served on the investment committee of the $430 million Carlyle Mezzanine Partners Fund. Prior to his tenure at Carlyle, Mr. Dahl served as co-head of healthcare investment banking in North America at Credit Suisse First Boston. Michael C. Litt, our Chief Financial Officer and Secretary, served as the portfolio strategist and co-manager of the FrontPoint Multi-Strategy Fund at FrontPoint Partners LLC, an entity of which he was a founding partner, until FrontPoint Partners was acquired by Morgan Stanley in December, 2006. Prior to his tenure at FrontPoint, Mr. Litt spent 17 years at Morgan Stanley & Co. where he was a Managing Director. At Morgan Stanley he led the Global Pensions Group in New York, the strategic coverage unit for pension plans and insurance companies. His work focused on asset portfolio restructuring, asset-liability management, the evaluation of investment performance within pension and foundation asset portfolios, corporate equity based compensation scheme funding programs and synthetic asset volatility management.

We have a strong and distinguished board of directors and senior advisor. In addition to Mr. Wiggins and Mr. Dahl, our board of directors includes Dr. Frank E. Young, Thomas MacMahon and Christopher J. Garcia, individuals with established records in the healthcare industry and the financial community. Dr. Young is a former Commissioner of the U.S. Food and Drug Administration, or the FDA. Mr. MacMahon was the CEO and Chairman of LabCorp, a diagnostic services company, from 1997 to 2006. Mr. Garcia is presently an operating partner and advisor with the Charterhouse Group, Inc, a middle-market private equity firm where his primary focus is healthcare services investing. Previously he served as founder and CEO of

National Healthcare Resources, Inc. Our senior advisor, Dr. Anthony Wild, has been active in the global pharmaceuticals industry for the past 35 years. We expect to utilize their collective talent and experience in analyzing investment opportunities.

Although we intend to focus on identifying acquisition candidates in the healthcare industry and we will not initially actively seek to identify acquisition candidates in other industries, in the event that an opportunity is presented to us in another industry we may consider pursuing that opportunity if we conclude that it represents an attractive investment opportunity. Additionally, if we are unable to identify an acquisition candidate which we deem to be attractive in the healthcare industry after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. At present, we are not able to ascertain (i) what opportunities, if any, in industries outside of the healthcare industry may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the healthcare industry or (iii) which other industries we may choose to examine with the objective of identifying a favorable investment opportunity. In the event we elect to pursue an investment outside of the healthcare industry, we expect that our management, in conjunction with our board of directors and senior advisor, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other industries which are likely to include a significant number of companies which would be attractive acquisition candidates. In the event we elect to pursue an investment outside of the healthcare industry, our management’s expertise in the healthcare industry would not be directly applicable to its evaluation or operation, and the information contained herein regarding the healthcare industry would not be relevant to an understanding of the business that we elect to acquire.

While we may seek to effect business combinations with more than one domestic or international target business, our initial business combination must have a fair market value at least equal to 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities). Consequently, it is likely that we will have the ability to effect a business combination with only a single domestic or international operating business. The target business that we acquire may have a fair market value significantly in excess of 80% of our net assets. We may structure a business combination to acquire less than 100% of the interests or assets of the target business, but we will not acquire less than a majority interest (meaning more than 50% of the voting power with respect to such target business). Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Since we have no specific business combination under consideration, we have not entered into any such fundraising agreement and have no current intention of doing so. There is no assurance that such fundraising arrangement, if desired, would be available on acceptable terms, if at all. If we are unable to consummate a business combination within the 24 months following the date this offering is consummated, our corporate existence will cease by operation of law and we will enter a process of dissolution and distribution which will include the liquidation of our trust account to our public stockholders.

Our executive offices are located at 18 Arrowhead Way, Darien, CT 06820, and our telephone number is (203) 655-3215.

The Offering

Securities offered	15,625,000 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:

Number outstanding before this offering and the private placement	3,906,250 shares (1)

Number to be outstanding after this offering and the private placement	19,531,250 shares (1)

Warrants:

Number outstanding before this offering and the private placement	0 warrants

(1)	Does not include 585,938 shares issued to Pecksland Partners, LLC, for an aggregate purchase price equal to $585.94 and which are subject to repurchase to the extent the underwriters over-allotment option is not exercised.

Number to be outstanding after this offering and the private placement	19,625,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock. Each warrant sold in the private placement is exercisable on a cashless basis.

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

•	the completion of a business combination on the terms described in this prospectus and

•	, 2008 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on , 2011 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding public warrants at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In the event that the common stock issuable upon exercise of the warrants has not been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants, we will not have the right to redeem the warrants.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and to provide a sufficient degree of liquidity to cushion the market to our redemption call. However, there is no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

We may exercise this redemption right at our option, with no requirement for the consent of the underwriter or any other person.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants issued in the private placement are not subject to redemption.

Private placement

Our principal stockholder, Pecksland Partners, LLC, which is an affiliate of our officers, has agreed to purchase from us an aggregate of 4,000,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $4,000,000, in a private placement immediately prior to the completion of this offering. Pecksland Partners, LLC currently engages in no business activities other than to hold our securities. It does not have employees or advisors and its members consist primarily of our officers. The warrants to be sold in the private placement can be exercised on a cashless basis and will have terms and provisions that are otherwise identical to those of the warrants being sold as part of the units in the public offering, except that the private placement warrants will not be subject to redemption and the private placement warrants will not be exercisable or transferable until ninety days following the date we complete a business combination.

The $4,000,000 of proceeds from the private placement will be added to the proceeds of this offering and will be held in the trust account pending our completion of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $4,000,000 of proceeds will be part of the liquidating distribution to our public stockholders and the warrants issued in the private placement will expire worthless.

Proposed American Stock Exchange symbols for our:

Units:	“GPH.U”

Common stock:	“GPH”

Warrants	“GPH.WS”

Proceeds of this offering and the private placement to be held in the trust account

$123,125,000, or approximately $7.88 per unit, of the proceeds of this offering will be placed in a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. The amount to be placed in the trust account includes $4,000,000 of proceeds from the private placement and $3,750,000 of deferred underwriting discount (assuming the over-allotment option is not exercised). We believe that the inclusion in the trust account of the proceeds from the private placement and the deferred underwriting discount is a benefit to our stockholders because these amounts will ensure that additional proceeds will be available for distribution to investors if a liquidation of the trust account occurs as part of our dissolution and distribution prior to our completing an initial business combination. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation as part of our plan of dissolution and distribution. However, up to $2,125,000 of the interest earned on the trust account balance (net of income taxes payable on this amount) may be released to us to cover a portion of our operating expenses. Therefore, except with respect to such interest, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the proceeds of this offering and the private placement not held in the trust account (initially, $125,000) after payment of expenses related to this offering and from any interest earned on the trust account and released to us as described above. It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate our trust account as part of our plan of dissolution and distribution.

The underwriters have agreed to defer $3,750,000 of their underwriting discount ($4,312,500 if the over-allotment option is exercised in full) until the consummation of our initial business combination. Upon the consummation of an initial business combination, this deferred underwriting discount of $0.24 per unit, which equals 3.0% of the gross proceeds of this offering, will be released to the underwriters and any public stockholders exercising their conversion rights out of the proceeds of this offering held in the trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

Warrant proceeds paid to us

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders

Prior to the completion of a business combination, we will not pay any fees, reimbursements or other cash payments to our officers or directors or our senior advisor, or their respective affiliates other than:

•

repayment in whole or in part at any time at our election of a $210,000 loan, plus interest at the rate of 5% per annum, compounded semiannually, made to us by Pecksland Partners, LLC, which loan is due on July 16, 2008; and

•	reimbursement for any expenses related to this offering and to identifying, investigating and implementing a suitable business combination.

Stockholders must approve our initial business combination

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including our principal stockholder and all of our officers and directors and our senior advisor, have agreed to vote the shares of common stock purchased by them prior to our initial public offering in accordance with the majority of the shares of common stock voted by the public stockholders. In the event that our existing stockholders purchase any additional units or shares of our common stock, we anticipate that they will vote any shares of common stock so acquired by them in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Accordingly, the purchase of any additional units or shares of our common stock could allow our existing shareholders to have an influence on a stockholder vote to approve a business combination. Factors that would be considered by our existing stockholders in deciding to make such additional purchases would include consideration of the current trading price of our units and shares of common stock. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares for the conversion price described below. Such stockholder must also exercise its conversion rights described below. We believe that the provision of our amended and restated certificate of incorporation which provides that we may consummate a business combination only if public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights to be an obligation of our company to its stockholders and that investors will make an investment decision in our company, relying, at least in part, on this provision. As a result, our board of directors will not, and pursuant to the underwriting agreement to be entered into with Deutsche Bank Securities Inc., as representative of the underwriters’ cannot, at any time prior to the consummation of a business combination, propose any amendment to or modification of this provision and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to this provision. We will only consummate a business combination in which stockholders owning not more than approximately 29.99% vote against the business combination and exercise their conversion rights as described below. However, historically, a 20% threshold has been more typical in offerings of this type. The higher threshold reduces the risk of a small group of stockholders exercising undue influence on the stockholder approval process and makes it easier for us to receive stockholder approval of a business combination. The 30% threshold entails certain risks described in the section entitled “Risk Factors.” For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of business combination.”

Conversion rights for public stockholders voting to reject our initial business combination

If our initial business combination is approved and completed, stockholders, other than our existing stockholders, voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including their pro rata portion of the deferred underwriting discount and any interest income earned on the trust account, net of (1) income taxes payable on the interest income on the trust account and (2) up to $2,125,000 of interest earned on the trust account balance which will be available to us, net of income taxes payable on this amount, to fund working capital requirements. We refer to this amount as the conversion price. Public stockholders who convert their common stock will be paid as soon as reasonably practicable their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own.

If the initial business combination is not approved or completed for any reason, then the public stockholders voting against our initial business combination will not be entitled to convert their shares of common stock at the conversion price. Such public stockholders would only be entitled to convert their shares of common stock at the conversion price in the event that such stockholders elect to vote against a subsequent business combination which is approved by stockholders and completed.

Public stockholders who convert their common stock will be paid their conversion price promptly following the consummation of the business combination and will continue to have the right to exercise any warrants they own.

We estimate that the initial per share conversion price will be approximately $7.88 per share, without taking into account interest earned on the trust account or taxes payable on such interest. This amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion. Accordingly, there may be a disincentive on the part of public stockholders to exercise their conversion rights. The conversion rights do not apply to shares outstanding prior to this offering.

We may require stockholders who convert to tender their share certificates to our transfer agent prior to the stockholder meeting to vote on a business combination or to deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for a proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver the stockholder’s shares if the stockholder wishes to seek to exercise the stockholder’s conversion rights. A vote on a business combination would take place no earlier than 10 days following the date upon which we send out our proxy materials. However, as we understand that the delivery process can be accomplished by the stockholder, whether or not the stockholder is a record holder or the stockholder’s shares are held in “street name,” in a matter of hours by contacting the transfer agent or the stockholder’s broker and requesting delivery of his shares through the DWAC System, we believe this time period would be sufficient for an average investor. If a stockholder wishes to obtain a physical stock certificate, the stockholder’s broker and/or clearing broker, DTC, and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, the stockholder could simply request that the transfer agent return the certificate (physically or electronically).

Amended and Restated Certificate of Incorporation

If we do not consummate a business combination within the 24 months following the consummation of this offering, our amended and restated certificate of incorporation provides that our corporate existence will cease on that date which is 24 months after the consummation of this offering, except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State.

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate existence. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence will require the affirmative vote of a majority of the share of common stock entitled to vote at the meeting. We view this provision terminating our corporate existence on             , 2009 [twenty-four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Dissolution and distribution if no business combination	We will dissolve and distribute only to our public stockholders the amount in our trust account (including any accrued interest, net of income taxes payable thereon)

plus any remaining net assets outside the trust account if we do not effect a business combination within the 24 months following the consummation of this offering. Pursuant to our amended and restated certificate of incorporation, if we have not consummated a business combination within such 24 month period, our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest, net of income taxes payable thereon) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors as described below. At that time, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for the payment of all claims (whether existing, pending or that may be potentially brought against us in the next ten years) of our creditors, which amount must be paid or reasonably provided for prior to any distribution of funds held in the trust account to our stockholders. All of our officers and directors, our senior advisor, and our principal stockholder directly or indirectly own common stock in our company, but have waived their right to receive distributions (other than with respect to common stock, or any shares of common stock underlying units, they purchase in connection with this offering or in the after market) upon the liquidation of the trust account, or as part of any plan of dissolution and distribution in the event we do not consummate a business combination within such 24 month period.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days following the date our corporate existence ceases.

We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose. To the extent such funds are not available, Pecksland Partners, LLC has agreed to advance us the necessary funds and has agreed not to seek repayment for such expenses, though it has not taken a reserve for this possibility and there can be no assurance that it will be able to meet its obligations under this agreement.

Lock-up of securities	Our existing stockholders have agreed that the shares they owned prior to the completion of this offering will not be transferable until one year from the date of the closing of the initial business combination, and the warrants purchased in the private placement will not be exercisable or transferable until ninety days from the date of the closing of the initial business combination, except in the case of a sale or transfer to such holder’s affiliated companies, spouses and children or trusts established for their benefit or to charitable organizations or by nature of the laws of descent and distribution upon the death of an existing stockholder or pursuant to a qualified domestic relations order. In each such permitted sale or transfer, the transferee will be subject to identical lock-up and transfer restrictions. All securities which are subject to lockup restrictions will be held in an escrow account maintained by a third party escrow agent pursuant to the terms of a lock-up agreement to be entered into by and among us, the existing stockholders and such escrow agent. Any transferee of securities will be subject to the same restrictions imposed on the existing stockholders.

Business combinations with affiliated target companies

Although our existing officers, directors and senior advisor are not currently aware of any specific opportunities to consummate a business combination, and have not given any consideration to any such opportunity with any entities with which they are affiliated, we may become aware of and pursue a business combination with a target business with which one or more of our officers, directors, principal stockholder or senior advisor may be affiliated. We may pursue such a business combination without first pursuing a business combination with a non-affiliated target company. Accordingly, such officers, directors, principal stockholder or senior advisor may be subject to conflicts of interest regarding us and other business ventures in which they may be involved, and such conflicts may have an adverse effect on our ability to consummate a business combination. In order to minimize these potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our principal stockholder, officers, directors or senior advisor unless we obtain an opinion from an independent investment banking firm, which is required to be a member of the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.), that the business combination is fair to our stockholders from a financial point of view. Many investment banking firms do not permit stockholders to rely upon such so-called “fairness opinions.” In considering firms to engage for the purpose of producing a fairness opinion, management may consider a firm’s willingness to permit stockholders to rely upon its fairness opinion and, if presented with multiple firms of comparable attractiveness, may give weight to a firm’s willingness to permit stockholder reliance upon such an opinion. However, it is possible that management will not insist that any such investment banking firm be willing to permit stockholders to rely upon its fairness opinion.

Determination of offering amount

We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We intend to utilize the proceeds of this offering and the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in an initial business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more target businesses. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our company’s organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses.

Risks

We are a newly formed company that has no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team but also the special risks we face as a blank check company. If we make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination and we do not complete the specific business combination, the costs incurred for the proposed transaction will not be recoverable. Such an event will result in a loss to us of the costs incurred and could materially and adversely affect subsequent attempts to complete a business combination.

You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements and the related notes and schedules thereto that are included elsewhere in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	July 16, 2007
	Actual	As Adjusted(1)
Balance sheet data:
Working capital (deficiency)	$(135,729)	$119,498,993
Total assets	349,800	123,248,993
Total liabilities	350,221	3,750,000
Value of common stock which may be converted to cash (approximately $7.88 per share)	—	36,937,492
Stockholders’ equity (deficit)	(421)	82,561,501

(1)	Gives effect to the repurchase of 585,938 shares of common stock from the initial stockholders assuming the underwriters’ over-allotment is not exercised.

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the sale of 4,000,000 warrants at a price of $1.00 per warrant in the private placement.

The working capital and total assets amounts include the $123,125,000 (or $141,125,000 if the underwriters’ over-allotment option is exercised in full) to be held in the trust account, which will be available to us only upon the consummation of a business combination within the 24 month time period described in this prospectus. If a business combination is not consummated within such 24 month period after the consummation of this offering, in accordance with our amended and restated certificate of incorporation, our corporate existence will cease, except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days following the date our corporate existence ceases. In connection with such distribution, the proceeds held in the trust account will be distributed solely to our public stockholders, who, for this purpose, include our existing stockholders with respect to any shares purchased by them in this offering or in the aftermarket.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, if we have the requisite majority vote, we may effect a business combination even if public stockholders owning up to 4,687,499 shares of the 15,625,000 shares sold in this offering exercise their conversion rights and vote against the business combination. If this occurred, we would be required to convert to cash up to 4,687,499 shares of the 15,625,000 shares sold in this offering, at an initial per-share conversion price of approximately $7.88, without taking into account interest earned on the trust account or taxes payable on such interest. The actual per share conversion price will be equal to:

•

the amount in the trust account, including a pro rata portion of the deferred underwriting discount and all accrued interest (net of (1) income taxes payable on the interest income on the trust account and (2) up to $2,125,000 of interest income on the trust account balance which will be available to us, net of income taxes payable on this amount, to fund working capital requirements, each calculated as of two business days prior to the actual consummation of the proposed business combination),

•	divided by the number of units sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occurs, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements, including as a result of the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the healthcare industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates or engaged any agent or other representative to identify or locate suitable acquisition candidates. We have no present revenues and will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you when or if an initial business combination will occur.

If we are unable to complete an initial business combination and are forced to dissolve and liquidate the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed timeframe and are forced to dissolve and liquidate our assets as part of our plan of dissolution and distribution, the per share liquidation distribution will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking an initial business combination, which may include using a portion of the funds not being placed in trust as a down payment or to fund a down payment, lock-up or “no-shop” provision with respect to a particular proposed business combination. If we were to expend all of the net proceeds of this offering and the private placement, other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account or taxes payable on such interest, the initial per share liquidation price would be $7.88, or $0.12 less than the per unit offering price of $8.00, assuming that amount was not further reduced by claims of creditors. We cannot assure you that the actual per share liquidation price will not be less than $7.88. In the event that we dissolve and liquidate and it is subsequently determined that our reserves for claims and liabilities to third parties are insufficient, stockholders who receive funds from our trust account could be liable up to such amounts to creditors. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Plan of dissolution and distribution if no business combination.”

If the net proceeds of this offering not being placed in the trust account together with interest earned on the trust account available to us are not sufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, including up to $2,125,000 of interest earned from the trust account balance (net of income taxes payable on this amount) that may be released to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds not being placed in the trust account to pay fees to consultants to assist us with our search for a target business. Additionally, we could use a portion of the funds not being placed in the trust account as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if were subject to Rule 419. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison to Offerings of Blank Check Companies” below.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants which are a part of the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Unlike most other blank check offerings, we allow up to approximately 29.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our existing stockholders with respect to any shares they owned prior to the consummation of this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights. Most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Even if less than 30% of our public stockholders exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds insufficient to acquire or merge with a business with a fair market value greater than 80% of our net assets at the time of such acquisition, such 80% threshold being a condition to the consummation of our initial business combination. As a result of such conversion and 80% threshold, we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

Because we are a blank check company, it may be difficult for us to complete a business combination within 24 months following the consummation of this offering.

Based upon publicly available information, as of October 19, 2007 we have identified approximately 127 blank check companies that have gone public since August 2003, including 15 with a specific focus on healthcare related target businesses, and numerous others have filed registration statements. Of these companies, only 34 have completed a business combination, while six have been or will be liquidated. The remaining 87 blank check companies have more than $10.7 billion in trust and are seeking to complete business acquisitions. Of these companies, only 27 have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. Eight of the 15 blank check companies with a specific focus on healthcare related target companies have not yet announced a potential business combination, while four companies have announced an acquisition and three have consummated a business combination. Accordingly, there are approximately 60 blank check companies with approximately $7.3 billion in trust that have filed registration statements and are seeking, or will be seeking, to complete business combinations. Furthermore, the fact that only 34 of such companies have completed business combinations and only 26 other of such companies have entered into definitive agreements for business combinations, and five have been or will be liquidated, may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate a business combination within the 24 month period following the consummation of this offering, our purpose will be limited to dissolving, liquidating and winding up.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders from the trust account as part of our plan of dissolution and distribution will be less than $7.88 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities with which we engage execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, and the execution of such an agreement is not a condition to our doing business with anyone. Even if they do execute such agreements, they would not be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a third party that did not execute a waiver only if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less than the initial $7.88 per share held in the trust account, plus interest (net of (1) income taxes payable on the interest income on the trust account and (2) any amounts that may have been released to us to fund working capital requirements), due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, each of our executive officers has jointly and severally agreed to reimburse us for our debts to vendors for services rendered or products sold to us, or to any prospective target business, if we do not obtain a valid and enforceable waiver from that vendor or prospective target business of its rights or claims to the trust account and only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. The obligations of our executive officers to reimburse us in respect of such claims are pursuant to written agreements that each executive officer has entered into with us. In the event that our board of directors were to conclude that the obligations of any executive officer under these agreements had not been honored, we expect that our board would seek to enforce these obligations against such executive officers. Based on the information provided to us in the director and officer questionnaires provided to us in connection with this offering as well as the representations as to their accredited investor status (as such term is defined in Regulation D), we currently believe that such persons are of substantial means and capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our executive officers will be able to satisfy those obligations. In addition, our executive officers have not agreed to reimburse us for any debts or obligations to vendors that do not represent service fees (and related disbursements) or product purchase prices but relate to a potential tort claim. We believe the likelihood of our executive officers having to indemnify the trust account is limited because we intend to have all vendors and prospective target businesses as well as other entities we engage execute agreements with us waiving any right, title, interest or claims of any kind in or to monies held in the trust account. In the event that we are liquidated and dissolve and it is subsequently determined that our reserve for claims and liabilities to third parties is insufficient, stockholders who received funds from our trust account could be liable for up to such amounts to creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account the per share liquidation distribution would be less than the initial $7.88 per share held in the trust account.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months from the consummation of this offering in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this 24-month period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

The requirement that we complete a business combination by                     , 2009 [24 months from the date of this prospectus] may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus]. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limit referenced above.

Our corporate existence will cease and we will wind up our affairs and liquidate if we do not complete a business combination and our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our corporate existence will cease and we will wind up our affairs and liquidate if we do not complete a business combination within the 24 months following the consummation of this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless. Under Sections 280 through 282 of the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims, whether existing, pending or that may be potentially brought against it within a ten year period, by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all such claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim and the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, in the event that our corporate existence ceases and we wind up our affairs and liquidate, we do not intend to comply with these procedures of the DGCL. In the event that our corporate existence ceases and we wind up our affairs and liquidate and it is subsequently determined that our reserve for claims and liabilities to third parties was insufficient, stockholders who received funds could be liable for claims (whether existing, pending or that may be potentially brought against us within a ten year period) for up to such amounts to creditors. As such, our stockholders could potentially be liable for any such claims to the extent of distributions received by them in connection with our liquidation and any liability of our stockholders may extend beyond the third anniversary of such liquidation. We cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

We cannot predict with certainty the extent to which the funds held in the trust account will be available for distribution to our stockholders in the event that our corporate existence ceases and we wind up our affairs and liquidate.

We cannot predict with certainty: (i) actual or potential claims or lawsuits that may be brought against us; (ii) what waiver agreements, if any, we will be able to obtain from vendors, service providers and prospective target businesses; (iii) the amount of additional expenses that we may incur that exceeds the amount of funds held outside of the trust; or (iv) the ability of our management to ensure that the proceeds held in the trust account are not reduced by claims of target businesses or vendors. To the extent we are required to make payments in respect of or provide for any such claims, lawsuits, expenses or other costs, the amount of funds held in the trust account for payment to our stockholders will be reduced.

Since we have not currently selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the operations of that business.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the operations of that business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business—Effecting a Business Combination—We have not identified a target business.”

We may seek investment opportunities in industries outside of our target industry (which industries may or may not be outside of our management’s area of expertise).

Although we intend to focus on identifying acquisition candidates in the healthcare industry and we will not initially actively seek to identify acquisition candidates in other industries (which industries may be outside of our management’s area of expertise), we will consider an acquisition outside of our target industry if (i) an acquisition candidate is presented to us and we determine that such candidate offers an attractive investment opportunity for our company or (ii) we are unable to identify a suitable candidate in our target industry after having expended a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular acquisition candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an acquisition candidate. In the event we elect to pursue an investment outside of the healthcare industry, our management’s expertise in the healthcare industry would not be directly applicable to its evaluation or operation, and the information contained herein regarding the healthcare industry would not be relevant to an understanding of the business that we elect to acquire.

Subject to the limitations that our business combination must have a fair market value of at least 80% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. In addition, because there is no limitation on our ability to raise additional capital through equity placements or through loans, we may be able to acquire a company with a fair market value in an amount greater than 80% of our net assets at the time. We can also satisfy the requirement that the business combination have a fair market value at least equal to 80% of our net assets in an acquisition transaction where we acquire less than a 100% interest in the target business, provided that the fair market value of the interest in such business or businesses is at least equal to 80% of our net assets at the time such acquisition transaction is consummated.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

upon consummation of this offering, a certain amount of the proceeds from this offering will be placed into the trust account, which funds may not be disbursed from the trust account to our stockholders except upon our liquidation or in the event a stockholder exercises the conversion right set forth below, provided that up to $2,125,000 of the interest earned on the trust account (net of taxes payable on this interest) may be released to us to cover a portion of our operating expenses;

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

•

we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by the public stockholders and only if public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights;

•

if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account, including their pro rata portion of the deferred underwriting discount and all accrued interest (net of (1) income taxes payable on the interest income on the trust account and (2) up to $2,125,000 of interest income on the trust account balance which will be available to us, net of income taxes payable on this amount, to fund working capital requirements);

•

if our initial business combination is not consummated within the 24 months following the consummation of this offering, our corporate existence will cease and we will wind up our affairs and liquidate;

•

upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law; and

•

our initial business combination must have a fair market value equal to at least 80% of our net assets at the time of such business combination (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions, including the requirement that the public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights in order for our initial business combination to be consummated, as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions, including by seeking to amend our amended and restated certificate of incorporation to increase or decrease this threshold.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at any annual meeting only a minority of the board of directors will be considered for election. Since our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 35,843,750 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants). Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our securities; and

•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded to our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Selection of a target business and structuring of a business combination.”

We may issue debt securities or otherwise incur substantial debt to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. If we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Selection of a target business and structuring of a business combination.”

Our ability to effect a business combination and to execute any potential business plan afterwards will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we may have only a limited ability to evaluate.

Our ability to effect a business combination will be dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however,

cannot presently be fully ascertained. We believe that management and, if applicable, stockholders of a target company who would be significant stockholders of our company following a business combination, may perceive that our management will add value to a target company in the healthcare industry because of our management’s experience in healthcare industry operations, acquisitions and financings. Accordingly, they may favor the continued involvement of our management team following such a business combination. Management expects that its continued involvement, if any, would be in the role of executive officers, directors and/or advisors. While our management would consider the likelihood of their potential roles with a target business, that likelihood would not be a major factor in evaluating potential acquisition opportunities. Rather, our management would give weight predominantly to the financial and operational attractiveness of a target business and the potential to create the greatest value for our shareholders. Although we expect most of our management to remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. In making the determination as to whether current management should remain with our company following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct.

Our current management may have a conflict of interest in connection with negotiating the terms of our initial business combination.

Since our current management will negotiate the terms of our initial business combination and may negotiate the terms of their employment or consulting arrangements, our current management may have a conflict of interest in attempting to negotiate terms that are favorable to our public stockholders in the acquisition agreement at the same time that they are negotiating terms in their employment or consulting arrangements that are favorable to them.

Our officers and directors and our senior advisor will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could impact our ability to consummate a business combination.

Our officers and directors and our senior advisor are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. Prior to the consummation of a business combination, we do not intend to have any full-time employees, other than those employed merely in an administrative capacity. All of our executive officers are engaged in other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impact our ability to consummate a business combination.

Some of our officers and directors and our senior advisor are currently affiliated with entities which may have existing or potential interests in our target industry engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors and our senior advisor are currently affiliated with other entities that may have existing or potential interests in our target industry following a business combination. Due to these existing affiliations, they may have conflicting fiduciary obligations with regard to presenting certain potential business opportunities to those entities that may be of interest to us. Our officers and directors and our senior advisor may in the future become affiliated with other entities, including other “blank check” companies, engaged in business activities similar to those we intend to conduct.

For a discussion of management’s pre-existing fiduciary obligations to certain entities where members of management serve as directors, see the sections below entitled “Management—Directors and Executive officers” and “Management—Conflicts of Interest.”

We may seek a business combination with a target business with which one or more of our existing officers, directors, principal stockholder and senior advisor may be affiliated.

Our existing officers, directors and senior advisor are not currently aware of any specific opportunities to consummate a business combination, and have not given any consideration to any such opportunities, with any entities with which they are affiliated, whether by virtue of the sale of assets, spin-off, divestiture or otherwise, and there have been no preliminary discussions or indications of interest with any such entity or entities. Although we will not be specifically focusing on, or targeting any, transaction with any affiliated entities, we would consider such a transaction if any such opportunity were presented to us, without first seeking to consummate a business combination with a non-affiliated entity, although we are unaware of any such actual or potential transaction as of the date of this prospectus. If, after the offering, we become aware of and pursue an opportunity to seek a business combination with a target business with which one or more of our existing officers, directors, principal stockholder or senior advisor may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Accordingly, such officers, directors and senior advisor may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which may have an adverse effect on our ability to consummate a business combination. Management intends to comply with the requirements of Delaware Law with respect to any such transaction. In order to minimize these potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our principal stockholder, officers, directors or senior advisor unless we obtain an opinion from an independent investment banking firm, which is required to be a member of the Financial Industry Regulatory Authority (formerly known as the National Association of Broker Dealers, Inc.), that the business combination is fair to our stockholders from a financial point of view.

For a discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with our existing stockholders, conflicts of interest could arise.

Our existing stockholders, including our officers, directors, principal stockholder and our senior advisor, may in the future have affiliations with companies in the healthcare industry. If we were to seek a business combination with a target business with which one of our existing stockholders may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. In order to minimize these potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our principal stockholder, officers, directors or senior advisor unless we obtain an opinion from an independent investment banking firm, which is required to be a member of the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers), that the business combination is fair to our stockholders from a financial point of view. Many investment banking firms do not permit stockholders to rely upon such so-called “fairness opinions.” Accordingly, we expect that most or even all of the investment banking firms we may engage for such an opinion would take a position that stockholders may not rely upon their opinions. In considering firms to engage for the purpose of producing a fairness opinion, management may consider a firm’s willingness to permit stockholders to rely upon its fairness opinion and, if presented with multiple firms of comparable attractiveness, may give weight to a firm that is willing to permit stockholder reliance upon such an opinion. However, it is possible that management will not insist that any such investment banking firm be willing to permit stockholders to rely upon its fairness opinion. Conflicts that may arise may not be resolved in our favor. For a discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.”

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

All of our officers and directors and our senior advisor beneficially own shares of, and warrants to purchase, our common stock which will not participate in liquidation distributions, and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors and our senior advisor own shares of, and warrants to purchase, our common stock, either directly or indirectly, but have waived their right to receive distributions upon our liquidation as part of our plan of dissolution and distribution, except with respect to any shares purchased by them in this offering or in the aftermarket. The shares and warrants owned by our officers and directors and our senior advisor will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors and our senior advisor may influence their motivation in identifying and selecting a target business and in timely completing a business combination. Consequently, our officers’, directors’ and senior advisor’s discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

It is probable that we will be able to complete only one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering and the private placement will provide us with approximately $123,125,000 (net of the $3,750,000 deferred underwriting discount payable upon consummation of a business combination), which we may use to complete a business combination. Our initial business combination must have a fair market value of at least 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities). Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our ability to effect our acquisition strategy may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific procedures for conversion that may make it more difficult for them to exercise their conversion rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. We have been advised, but we cannot assure you, that it takes a short time to deliver shares through the DWAC System. Accordingly, if it takes a long period of time for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

We will depend on interest earned on the trust account balance to fund a portion of our search for a target business or businesses and to complete our initial business combination.

Of the net proceeds of this offering, $125,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital that we may need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us from the trust account for such purposes interest income, net of income taxes on such interest, of up to a maximum of $2,125,000, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operations, or we may be forced to liquidate. None of our officers, directors or stockholders nor our senior advisor is required to provide any financing to us.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or to abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in the search for a target business, or because we become obligated to convert into cash a significant number of shares from converting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing is unavailable when needed to consummate a particular business combination, we will be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing may stall the development or growth of the target business. None of our officers, directors, senior advisor or principal stockholder is required to provide any financing to us.

Our existing stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of this offering, our existing stockholders, including our principal stockholder and all of our officers and directors and our senior advisor will collectively own, directly or indirectly, 3,906,250 shares of common stock (after giving effect to our repurchase of shares from Pecksland Partners, LLC assuming the underwriters’ over-allotment option is not exercised) or approximately 20% of our issued and outstanding shares of common stock and warrants to purchase an additional 4,000,000 shares of common stock. As a result, at any annual or special meeting of stockholders that addresses any matter other than a business combination, our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our business combination.

Our existing stockholders have no present intentions or agreements to acquire additional units or shares of our common stock, whether in the offering contemplated by this prospectus, in a subsequent private placement or in the open market. If our existing stockholders were to effect such purchases, their increased number of our units or shares would increase their influence over the outcome of matters requiring approval by our stockholders. In the event that our existing stockholders purchase any additional units or shares of our common stock, we anticipate that they will vote any shares of common stock so acquired by them in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Accordingly, the purchase of any additional units or shares of our common stock could allow our existing shareholders to have an influence on a stockholder vote to approve a business combination. Factors that would be considered by our existing stockholders in deciding to make such additional purchases would include consideration of the current trading price of our units and shares of common stock.

Our existing stockholders paid an aggregate of $4,492.21, or $0.001 per share, for 4,492,188 shares of our common stock purchased prior to this offering and the private placement. 585,938 of such shares of common stock are subject to redemption to the extent the underwriters’ over-allotment option is not exercised, at a price per share of $0.001. The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes dilution to the investors in this offering.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders, including our principal stockholder and all of our officers and directors and our senior advisor, acquired their shares at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30.5% or $2.44 per share (the difference between the pro forma net tangible book value per share of $5.56, and the initial offering price of $8.00 per unit). See “Dilution” for additional information regarding the dilution that you will experience.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units we will issue warrants to purchase 15,625,000 shares of common stock (or warrants to purchase 17,968,750 shares of our common stock if the underwriters’ over-allotment option is exercised in full). Our existing stockholders will also own warrants to purchase an aggregate of 4,000,000 shares, which shares are issuable upon exercise of the warrants purchased in the private placement. To the extent that we desire to issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you will experience dilution in your holdings.

Holders of warrants will not be able to exercise their warrants in the event we are unable to maintain an effective registration statement with respect to the shares issuable upon exercise of the warrants.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our reasonable best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we fail to register the shares of common stock underlying the warrants or have them qualified for an exemption under the securities laws of the state of residence of the holder of the warrants, holders of warrants will not be entitled to exercise the warrants and as a result, the warrants may be deprived of any value and the market for the warrants may be limited. We are not obligated to pay cash or other consideration to the holders of the warrants in such circumstance or under other circumstances and the warrants could become, and later expire, worthless. A purchaser of our units would have paid the full unit price solely for shares of our common stock underlying such units if our warrants were to expire worthless.

Because the warrants we will sell in the private placement will be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of the warrants issued in the public offering is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise. The holders of the warrants purchased in the private placement will not have any such restrictions with respect to the exercise of their warrants.

If our existing stockholders and purchasers of the private placement warrants exercise their registration rights it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from their lock-up. In addition, the holders of the private placement warrants can demand that we register those warrants and the shares of common stock underlying the warrants at anytime after such warrants become exercisable by their terms. If our existing stockholders and the holders of the private placement warrants exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 3,906,250 shares of common stock (after giving effect to our repurchase of shares from Pecksland Partners, LLC assuming the underwriters’ over-allotment option is not exercised), and 4,000,000 warrants and/or up to 4,000,000 shares of common stock issued upon exercise of the warrants, that will be eligible for trading in the public market. The presence of this additional number of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The determination of the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results with which to compare them.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets. See “United States Federal Income and Estate Tax Considerations.”

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in trust may be invested by the trust agent only in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity date of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of (i) the consummation of our primary business objective, which is a business combination and (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public stockholders as part of our plan of dissolution and distribution. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and distribution and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expenses for which we have not accounted.

Our existing stockholders will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not held in the trust account unless the business combination is consummated, and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, including all of our officers and directors and our senior advisor, will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not held in the trust account unless the business combination is consummated. The financial interest of our officers or directors or our senior advisor could influence their motivation in selecting a target business, and thus there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

The American Stock Exchange may delist our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, once listed, will continue to be listed on the American Stock Exchange. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at the time of our business combination. If the American Stock Exchange delists our securities from trading on its exchange, we could face significant consequences including:

•	reduced liquidity with respect to our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Since we may acquire a business that is located outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.

If we acquire a business that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks to which we may be exposed include but are not limited to:

•	foreign legal and regulatory requirements applicable to the healthcare industry;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	cultural and language differences;

•	an inadequate banking system;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are inexperienced in commercial matters; and

•	deterioration of political relations with the United States.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur and the sales that we generate in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Because our initial business combination must be with a target business that has a fair market value equal to at least 80% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United

States), or PCAOB. If a proposed target business, including one located outside of the United States, does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Risks Associated with the Healthcare Industry

We intend to focus our search on domestic or international target businesses in the healthcare industry. We believe that the following risks will apply to us following the completion of a business combination with a domestic or international target business in the healthcare industry. In the event we elect to pursue an investment outside of the healthcare industry, the disclosure below would not be relevant to an understanding of the business that we elect to acquire.

Changes in the healthcare industry are subject to various influences, each of which may affect our prospective business.

The healthcare industry is subject to changing political, economic and regulatory influences. These factors affect the purchasing practices and operations of healthcare organizations. Any changes in current healthcare financing and reimbursement systems could cause us to make unplanned enhancements of our prospective products or services, or result in delays or cancellations of orders, or in the revocation of endorsement of our prospective products or services by clients. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. Such programs may increase governmental regulation or involvement in healthcare, lower reimbursement rates, or otherwise change the environment in which healthcare industry participants operate. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our prospective products or services.

Many healthcare industry participants are consolidating to create integrated healthcare systems with greater market power. As the healthcare industry consolidates, competition to provide products and services to industry participants will become even more intense, as will the importance of establishing a relationship with each industry participant. These industry participants may try to use their market power to negotiate price reductions for our prospective products and services. If we were forced to reduce our prices, our operating results could suffer if we could not achieve corresponding reductions in our expenses.

Any healthcare business we acquire will be subject to extensive government regulation. Any changes to the laws and regulations governing our prospective business, or the interpretation and enforcement of those laws or regulations, could cause us to modify our possible operations and could negatively impact such operating results.

We believe that any healthcare business we may acquire will be extensively regulated by the federal government and any states in which we decide to operate. The laws and regulations governing our operations would be generally intended to benefit and protect persons other than our stockholders. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations along with the terms of any government contracts we may enter into would regulate how we do business, what products and services we could offer and how we would interact with the public. These laws and regulations, and their interpretations, are subject to frequent change. Changes in existing laws or regulations, or their interpretations, or the enactment of new laws or regulations could reduce our revenue, if any, by:

•	imposing additional capital requirements;

•	increasing our liability;

•	increasing our administrative and other costs;

•	increasing or decreasing mandated benefits;

•	forcing us to restructure our relationships with providers; or

•	requiring us to implement additional or different programs and systems.

For example, Congress enacted the Health Insurance Portability and Accountability Act of 1996, which mandates that health plans enhance privacy protections for member protected health information. This requires health plans to add, at significant cost, new administrative, information and security systems to prevent inappropriate release of protected member health information. Compliance with this law is uncertain and has affected the revenue streams of entities subject to it. Similarly, individual states periodically consider adding operational requirements applicable to health plans, often without identifying funding for these requirements. In 1999, the California legislature enacted a law effective in 2001 for all healthcare service plan contracts issued, delivered, amended or renewed on or after January 1, 2000, requiring all health plans to make available to members independent medical review of their claims. Any analogous requirements applied to our prospective products or services would be costly to implement and could affect our prospective revenues.

We believe that our business, if any, will be subject to various routine and non-routine governmental reviews, audits and investigations. Violation of the laws governing our prospective operations, or changes in interpretations of those laws, could result in the imposition of civil or criminal penalties, the cancellation of any contracts to provide products or services, the suspension or revocation of any licenses, and exclusion from participation in government sponsored health programs, such as Medicaid. If we become subject to material fines or if other sanctions or other corrective actions were imposed upon us, we might suffer a substantial reduction in revenue and might also lose one or more of our government contracts and as a result lose significant numbers of members and amounts of revenue.

The current administration’s issuance of new regulations, its review of the existing Health Insurance Portability and Accountability Act of 1996 rules and other newly published regulations, the states’ ability to promulgate stricter rules and uncertainty regarding many aspects of the regulations may make compliance with any new regulatory landscape difficult. In order to comply with any new regulatory requirements, any prospective business we acquire may be required to employ additional or different programs and systems, the costs of which are unknown to us at this time. Further, compliance with any such new regulations may lead to additional costs that we have not yet identified. We do not know whether, or the extent to which, we would be able to recover our costs of complying with any new regulations. Any new regulations and the related compliance costs could have a material adverse effect on our business.

If we are unable to attract qualified healthcare professionals at reasonable costs, it could limit our ability to grow, increase our operating costs and negatively impact our business.

We may rely significantly on our ability to attract and retain qualified healthcare professionals who possess the skills, experience and licenses necessary to meet the certification requirements and the requirements of the hospitals, nursing homes and other healthcare facilities with which we may work, as well as the requirements of applicable state and federal governing bodies. We will compete for qualified healthcare professionals with hospitals, nursing homes and other healthcare organizations. Currently, for example, there is a shortage of qualified nurses in most areas of the United States. Therefore, competition for nursing personnel is increasing, and nurses’ salaries and benefits have risen. This may also occur with respect to other healthcare professionals on whom our business may become dependent.

Our ability to attract and retain such qualified healthcare professionals will depend on several factors, including our ability to provide attractive assignments and competitive benefits and wages. We cannot assure you that we will be successful in any of these areas. Because we may operate in a fixed reimbursement environment, increases in the wages and benefits that we must provide to attract and retain qualified healthcare professionals or increases in our reliance on contract or temporary healthcare professionals could negatively affect our revenue. We may be unable to continue to increase the number of qualified healthcare professionals that we recruit, decreasing the potential for growth of our business. Moreover, if we are unable to attract and retain qualified healthcare professionals, we may have to limit the number of clients for whom we can provide any of our prospective products or services.

The healthcare industry may not accept our products or services, if any, or buy such products or services, which would adversely affect our financial results.

We will have to attract customers throughout the healthcare industry or our financial results will be adversely affected. To date, the healthcare industry has been resistant to adopting certain new products and services, such as information technology solutions.

We believe that we will have to gain significant market share with our prospective products and services before our competitors introduce alternative products or services with features similar to ours. Any significant shortfall in the number of clients using our prospective products or services would adversely affect our financial results.

We may face substantial risks of litigation as a result of operating in the healthcare industry. If we become subject to malpractice and related legal claims, we could be required to pay significant damages, which may not be covered by insurance.

Litigation is a risk that each business contends with, and businesses operating in the healthcare industry are very susceptible to that risk. In recent years, medical product companies have issued recalls of medical products, and physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large monetary claims and significant defense costs. We intend to maintain liability insurance in amounts that we believe will be appropriate for our prospective operations. We also intend to maintain business interruption insurance and property damage insurance, as well as an additional umbrella liability insurance policy. However, this insurance coverage may not cover all claims against us. Insurance coverage may not continue to be available at a cost allowing us to maintain adequate levels of insurance. If one or more successful claims against us were not covered by or exceeded the coverage of our insurance, our financial condition could be adversely affected.

We may be dependent on payments from Medicare and Medicaid. Changes in the rates or methods governing these payments for our prospective products or services, or delays in such payments, could adversely affect our prospective revenue.

A large portion of our revenue may consist of payments from Medicare and Medicaid programs. Because these are generally fixed payments, we would be at risk for the cost of any products or services provided to our clients. We cannot assure you that Medicare and Medicaid will continue to pay in the same manner or in the same amount that they currently do. Any reductions in amounts paid by government programs for our prospective products or services or changes in methods or regulations governing payments would adversely affect our potential revenue. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would also adversely affect our potential revenue.

If our costs were to increase more rapidly than fixed payment adjustments we receive from Medicare, Medicaid or other third-party payors for any of our potential products or services, our revenue could be negatively impacted.

We may receive fixed payments for our prospective products or services based on the level of service or care that we provide. Accordingly, our revenue may be largely dependent on our ability to manage costs of providing any products or services and to maintain a client base. We may become susceptible to situations where our clients may require more extensive and therefore more expensive products or services than we may be able to profitably deliver. Although Medicare, Medicaid and certain third-party payors currently provide for an annual adjustment of various payment rates based on the increase or decrease of the medical care expenditure category of the Consumer Price Index, these increases have historically been less than actual inflation. If these annual adjustments were eliminated or reduced, or if our costs of providing our products or services increased more than the annual adjustment, any revenue stream we may generate would be negatively impacted.

We may depend on payments from third-party payors, including managed care organizations. If these payments are reduced, eliminated or delayed, our prospective revenues could be adversely affected.

We may be dependent upon private sources of payment for any of our potential products or services. Any amounts that we may receive in payment for such products and services may be adversely affected by market and cost factors as well as other factors over which we have no control, including regulations and cost containment and utilization decisions and reduced reimbursement schedules of third-party payors. Any reductions in such payments, to the extent that we could not recoup them elsewhere, would have a material adverse effect on our prospective business and results of operations. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would have a material adverse effect on our prospective business and results of operations.

Medical reviews and audits by governmental and private payors could result in material payment recoupments and payment denials, which could negatively impact our business.

Medicare fiscal intermediaries and other payors may periodically conduct pre-payment or post-payment medical reviews or other audits of our prospective products or services. In order to conduct these reviews, the payor would request documentation from us and then review that documentation to determine compliance with applicable rules and regulations, including the documentation of any products or services that we might provide. We cannot predict whether medical reviews or similar audits by federal or state agencies or commercial payors of such products or services will result in material recoupments or denials, which could have a material adverse effect on our financial condition and results of operations.

Regional concentrations of our business may subject us to economic downturns in those regions.

Our business operations may include or consist of regional companies. If our operations are concentrated in a small number of states, we will be exposed to potential losses resulting from the risk of an economic downturn in these states. If economic conditions in these states deteriorate, we may experience a reduction in existing and new business, which may have a material adverse effect on our business, financial condition and results of operations.

We may be dependent primarily on a single potential product or service. Such a product or service may take us a long time to develop, gain approval for and market.

Our future financial performance may depend in significant part upon the development, introduction and client acceptance of new or enhanced versions of a single potential product or service to the healthcare industry. We cannot assure you that we would be successful in acquiring, developing or marketing such a product or service or any potential enhancements to it. Such activities may take us a long time to accomplish, and there can be no guarantee that we would ever actually acquire, develop or market any such product or service. In addition, competitive pressures or other factors may result in price erosion that could have a material adverse effect on our results of operation.

If the FDA or other state or foreign agencies impose regulations that affect our potential products, our costs will increase.

The development, testing, production and marketing of any products that we may manufacture, market or sell following a business combination may be subject to regulation by the FDA as “devices” under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. Before a new medical device, or a new use of, or claim for, an existing product can be marketed in the United States, it must first receive either 510(k) clearance or pre-market approval from the FDA, unless an exemption applies. Either process can be expensive and lengthy. The FDA’s 510(k) clearance process usually takes from three to twelve months, but it can take longer and is unpredictable. The process of obtaining pre-market approval is much more costly and uncertain than the 510(k) clearance process and it generally takes from one to three years, or even longer, from the time the application is filed with the FDA.

In the United States, medical devices must be:

•	manufactured in registered and quality approved establishments by the FDA; and

•	produced in accordance with the FDA Quality System Regulation, or QSR, for medical devices.

As a result, we may be required to comply with QSR requirements and if we fail to comply with these requirements, we may need to find another company to manufacture any such devices, which could delay the shipment of our potential product to our customers.

The FDA requires producers of medical devices to obtain FDA licensing prior to commercialization in the United States. Testing, preparation of necessary applications and the processing of those applications by the FDA is expensive and time consuming. We do not know if the FDA would act favorably or quickly in making such reviews, and significant difficulties or costs may potentially be encountered by us in any efforts to obtain FDA licenses. The FDA may also place conditions on licenses that could restrict commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. Delays imposed by the FDA licensing process may materially reduce the period during which we have the exclusive right to commercialize any potential patented products. We may make modifications to any potential devices and may make additional modifications in the future that we may believe do not or will not require additional clearances or approvals. If the FDA should disagree and require new clearances or approvals for the potential modifications, we may be required to recall and to stop marketing the potential modified devices. We also may be subject to Medical Device Reporting regulations, which would require us to report to the FDA if our products were to cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury. We cannot assure you that such problems will not occur in the future.

Additionally, our potential products may be subject to regulation by similar agencies in other states and foreign countries. Compliance with such laws or regulations, including any new laws or regulations in connection with any potential products developed by us, might impose additional costs on us or marketing impediments on such products, which could adversely affect our prospective revenues and increase our expenses. The FDA and state authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in enforcement action by the FDA or state agencies, which may include any of the following sanctions:

•	warning letters, fines, injunctions, consent decrees and civil penalties;

•	repair, replacement, refunds, recall or seizure of our products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusal of requests for 510(k) clearance or premarket approval of new products, new intended uses, or modifications to existing products;

•	withdrawal of 510(k) clearance or premarket approvals previously granted; and

•	criminal prosecution.

If any of these events were to occur, it could harm our business.

We could also be subject to additional international regulatory oversight in the event we complete a business combination with a target business with significant non-United States operations.

The FDA can impose civil and criminal enforcement actions and other penalties on us if we were to fail to comply with stringent FDA regulations.

Medical device manufacturing facilities must maintain records, which are available for FDA inspectors, documenting that the appropriate manufacturing procedures were followed. Should we acquire such a facility as a result of a business combination, the FDA would have authority to conduct inspections of such a facility. Labeling and promotional activities are also subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. Any failure by us to take satisfactory corrective action in response to an adverse inspection or to comply with applicable FDA regulations could result in enforcement action against us, including a public warning letter, a shutdown of manufacturing operations, a recall of our products, civil or criminal penalties or other sanctions. From time to time, the FDA may modify such requirements, imposing additional or different requirements, which could require us to alter our business methods which could potentially result in increased expenses.

If we consummate an acquisition of a healthcare technology company and are unable to keep pace with the changes in the technology applicable to the healthcare industry, our products could become obsolete and it could hurt our prospective results of operations.

The healthcare technology industry is generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. If we consummate an acquisition of a healthcare technology company, then our ability to compete after consummation of a business combination will be dependent upon our ability to keep pace with changes in healthcare technology. If we are ultimately unable to adapt our operations as needed, our financial condition following a business combination will be adversely affected.

If we are unable to obtain and maintain protection for the intellectual property relating to our technologies and products or services following a business combination, the value of our technology, products or services may decline, which could adversely affect our business.

Intellectual property rights in the fields of biotechnology, pharmaceuticals, diagnostics and medical devices are highly uncertain and involve complex legal and scientific questions. At the same time, the profitability of companies in these fields generally depends on sustained competitive advantages and differentiation that are based in part on intellectual property. Our success following a business combination will depend in large part on our ability to obtain and maintain protection in the United States and other countries for the intellectual property covering or incorporated into our technology, products or services. We may not be able to obtain additional issued patents relating to our technology, products or services. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing similar products or services, limit the length of term of patent protection we may have for our products or services, and expose us to substantial litigation costs and drain our resources. Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection.

Our prospective business may rely on third-party manufacturers or subcontractors to assist in producing its healthcare products, and any delay or failure to perform by these third parties may adversely affect our business.

Our prospective business may use third-party manufacturers to produce medical devices or other healthcare products or product components. This arrangement affords less control over the reliability of supply, quality and price of products or product components. A company that we may acquire may risk disruptions in its supply of key products or components if its suppliers fail to perform because of strikes, natural disasters or other factors beyond the control of our prospective business. Products or components that are supplied by a third-party manufacturer may not perform as expected, and these performance failures may adversely affect our business.

If our prospective business infringes the rights of third parties, we could be prevented from selling products, forced to pay damages, and may have to defend against litigation.

In the event that the products, methods, processes or other technologies of our prospective business are claimed to infringe the proprietary rights of other parties, we could incur substantial costs and may be required to:

•	obtain licenses, which may not be available on commercially reasonable terms, if at all;

•	abandon an infringing product, process or technology;

•	redesign our products, processes or technologies to avoid infringement;

•	stop using the subject matter claimed in the patents held by others;

•	defend litigation or administrative proceedings; or

•	pay damages.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option Exercised
Gross Proceeds
Gross Proceeds from units offered to the public	$125,000,000	$143,750,000
Gross proceeds from warrants offered in the private placement	4,000,000	4,000,000

Total gross proceeds	$129,000,000	$147,750,000

Offering Expenses (1)
Underwriting discount (4.0% of gross proceeds of the public ; excludes deferred underwriting discount of 3.0% of gross proceeds) (2)	$5,000,000	$5,750,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	7,723	7,723
FINRA (formerly NASD) filing fee	25,656	25,656
American Stock Exchange listing fee	70,000	70,000
Miscellaneous expenses	86,621	86,621

Total offering expenses	$5,750,000	$6,500,000

Proceeds after offering expenses	$123,250,000	$141,250,000

Net proceeds not held in trust account	125,000	125,000
Net proceeds held in trust account (2)	$123,125,000	$141,125,000

Percentage of offering gross proceeds in trust	98.5%	98.2%

Use of Net Proceeds Not Held in Trust and Up to $2,125,000 of the Interest Earned on Our Trust Account (Net of Taxes Payable) That May Be Released to Us to Cover Our Operating Expenses	Amount	Percentage
Legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with a business combination	$1,000,000	44.4%
Legal and accounting fees relating to SEC reporting obligations	120,000	5.4%
Rent for office space (3)	280,000	12.4%
Working capital to cover miscellaneous expenses, D&O insurance, potential deposits, down payments or funding of a “no shop” provision in connection with a business combination and reserves including for costs of dissolution and liquidation, if necessary (4)	850,000	37.8%

Total (5)	$2,250,000	100.0%

(1)	A portion of the offering expenses has been paid, or will be paid, from funds we received in the form of a loan in an amount equal to $210,000 from Pecksland Partners, LLC. This loan is payable on July 16, 2008 and may be prepaid by us, in whole or in part at any time, at our election, out of funds not placed in the trust account or interest earned on the trust account that is released to us to cover our operating expenses.
(2)

The underwriters have agreed to defer $3,750,000 of their underwriting discount (or $4,312,500 if the over-allotment option is exercised in full), which equals 3.0% of the gross proceeds of this offering, until consummation of a business combination. Upon consummation of a business combination such deferred discount will be released to the underwriters and any public stockholders exercising their conversion rights out of the proceeds of this offering held in the trust account. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)	Assumes an estimated monthly rent of $11,667 for two years in respect of office space which we expect to lease following the consummation of this offering.
(4)	Working capital includes salaries of administrative personnel, electric, utilities and telephone costs and similar expenses, none of which is expected to be paid to any of our affiliates. We do not expect to incur any other administrative expenses.
(5)	The maximum amount of proceeds not held in the trust account will remain constant at $125,000 even if the over-allotment is exercised. We currently estimate that we would require approximately $50,000 to $75,000 to implement our stockholder approved plan of dissolution and distribution in the event we do not consummate a business combination. To the extent such funds are not available, Pecksland Partners, LLC has agreed to advance us the necessary funds and has agreed not to seek repayment for such expenses, though it has not taken a reserve for this possibility and there can be no assurance that it will be able to meet its obligations under this agreement.

We will place $123,125,000, or $141,125,000 if the underwriters’ over-allotment option is exercised in full, of the net proceeds of this offering and the private placement in a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination and our liquidation. We expect to use (i) $3,750,000 of the proceeds held in the trust account to pay the deferred underwriting discount (or $4,312,500 if the over-allotment option is exercised in full), (ii) up to $2,125,000 of the interest earned on the trust account (net of taxes payable on such interest), plus $125,000 not held in the trust account to cover our operating expenses and (iii) the remaining proceeds held in the trust account as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, including the payment of any finders’ fees or other similar costs or expenses as well as the expenses of identifying and evaluating such target business, the selection of such target business, and structuring, negotiating and consummating the business combination, or for any such other purpose, as may be determined by our board of directors at that time.

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and our senior advisor and may include engaging market research firms and/or third party consultants. Such market research firms and/or third party consultants will be paid out of the funds allocated for due diligence. Our officers and directors and our senior advisor will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed from the funds allocated for due diligence investigation for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities attendant to consummating a business transaction. To the extent funds not held in the trust account and up to $2,125,000 of interest income (net of taxes) released to us from the trust account are insufficient to reimburse management for out-of-pocket expenses, the obligation to repay advances by management may be assumed by the resulting entity following, and subject to, the consummation of a business combination.

On July 16, 2007, our principal stockholder, Pecksland Partners, LLC, which is an affiliate of our officers, advanced to us a total of $210,000, which was used to pay a portion of the expenses of this offering. This loan bears interest at a rate of 5% per annum, compounded semiannually, and is due on July 16, 2008. This loan may be prepaid by us in whole or in part at any time at our election. We anticipate that this loan will be repaid, at our election, out of the proceeds of this offering not being placed in the trust account and interest on the trust account that is released to us to pay our expenses.

We may use a portion of the working capital, including any interest released to us from the trust account, to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. The amount that would be used as a down payment or lock-up payment would be determined based on the terms of the specific business combination. If we are ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we would have less funds available to us to conduct due diligence and pay other expenses related to finding another suitable business combination and might be unable to complete a business combination without borrowing funds. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. We do not anticipate paying finders’ fees or other similar payments prior to the consummation of a business combination and any such payments would be made only in connection with the consummation of the business combination.

Under the tabular disclosure of “Use of Net Proceeds Not Held in Trust, and Up to $2,125,000 of the Interest Earned on Our Trust Account (Net of Taxes Payable) That May Be Released to Us to Cover Our Operating Expenses” we have included estimates of the amount of expenses that we are likely to incur in connection with: (1) legal, accounting and other expenses incurred in connection with a business combination; (2) legal and accounting fees relating to SEC reporting obligations and (3) rent for office space. As the amounts are estimates, our board may determine that it is advisable that the amount of “working capital to cover miscellaneous expenses, D&O insurance, potential deposits, down payments or funding of a ‘no-shop’ provision in connection with a business combination and reserves including for costs of dissolution and liquidation, if necessary,” as provided for under the tabular disclosure of “Use of Net Proceeds Not Held in Trust, and Up to $2,125,000 of the Interest Earned on Our Trust Account (Net of Taxes Payable) That May Be Released to Us to Cover Our Operating Expenses” may be increased or decreased to the extent that the actual amount of legal, accounting and other expenses and rent for office space described above differs from the estimated amounts that are provided for in the table.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or to acquire other businesses.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act. Interest income, net of taxes payable with respect to such interest, of up to $2,125,000 on the trust account balance is releasable to us from the trust account to fund a portion of our working capital and other requirements. Following completion of this offering, we believe the funds available to us from outside the trust account, together with interest income (net of taxes on such income) of up to $2,125,000 on the balance of the trust account to be released to us for working capital and other requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. However, there is no assurance that the net proceeds not held in trust will be sufficient to cover the expenses attendant to consummating a business combination.

No compensation of any kind (including finder’s and consulting fees) will be paid by us, Pecksland Partners, LLC or any of our respective affiliates to any of our officers or directors or our senior advisor, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of a business combination. Further, our code of ethics prohibits our officers, directors and employees from accepting any such commissions, compensation, finder’s fees or consulting fees from any prospective target business. However, our officers and directors and our senior advisor and our affiliates will be reimbursed for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account or released to us from the trust account described above, we would not reimburse such out-of-pocket expenses unless we consummate a business combination. It is possible that certain of our officers and directors and our senior advisor may be employed or retained by a target business after the business combination in some capacity. However, since the role of any of those individuals after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation of the trust account if an initial business combination is not consummated within the 24 month time period specified in this prospectus, pursuant to the provisions of our amended and restated certificate of incorporation, or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which such public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At July 16, 2007, our net tangible book value was a deficiency of $135,729, or approximately $(0.04) per share of common stock. After giving effect to the private placement and this offering’s sale of 15,625,000 shares of common stock included in the units, and the deduction of underwriting discount and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 4,687,499 shares of common stock which may be converted into cash) at July 16, 2007 would have been $82,561,501, or $5.56 per share, representing an immediate increase in net tangible book value of $5.60 per share to the existing stockholders and an immediate dilution of $2.44 per share, or 30.5%, to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering is $36,937,492 less than it otherwise would have been because, if we effect a business combination, the conversion rights of the public stockholders may result in the conversion into cash of up to 4,687,499 (approximately 29.99%) of the aggregate number of the shares of common stock sold in this offering at a per share conversion price equal to the amount in the trust account, plus the amount of the deferred underwriting discount, net of income taxes payable on the interest income on the trust account, calculated as of two business days prior to the actual consummation of the proposed business combination, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.04)
Increase attributable to new investors	5.60

Pro forma net tangible book value after this offering		$5.56

Dilution to new investors		$2.44

The following table sets forth information with respect to our existing stockholders, the purchaser of units in the private placement that will occur prior to the completion of this offering, and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders (1)	3,906,250	20%	$3,906	0.003%	$0.001
New investors (2)	15,625,000	80%	125,000,000	99.997%	$8.000

Total	19,531,250	100%	$125,003,906	100.000%

(1)	Does not include shares underlying the 4,000,000 warrants to be purchased in a private placement prior to the consummation of the offering nor the 585,938 shares of common stock issued to the existing stockholders on July 16, 2007 that are redeemable by the Company to the extent the underwriters’ over-allotment is not exercised.
(2)	Assumes the warrants included in the units have no value and that none of these warrants have been exercised.

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(135,729)
Net proceeds from this offering and private placement (1)	123,250,000
Offering costs accrued or paid in advance and excluded from net tangible book value before this offering	135,308
Less: Payment for repurchase of 585,938 shares of common stock (2)	(586)
Less: Proceeds held in trust subject to conversion to cash	(36,937,492)
Less: Deferred underwriters’ fee paid upon consummation of a business combination	(3,750,000)

$82,561,501

Denominator:
Shares of common stock outstanding prior to this offering (2)	3,906,250
Shares of common stock included in the units offered	15,625,000
Less: shares subject to conversion	(4,687,499)

14,843,751

(1)	This amount is net of all offering expenses other than the deferred underwriting discount.
(2)	Gives effect to the repurchase of 585,938 shares of common stock from the initial stockholders assuming the underwriters’ over-allotment is not exercised.

If and to the extent our warrants, including the warrants to be sold in the private placement, are exercised, you may experience dilution to your holdings.

CAPITALIZATION

The following table sets forth our capitalization at July 16, 2007 and as adjusted to give effect to the private placement, the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our warrants and units in the private placement and this offering:

	July 16, 2007
	Actual	As Adjusted
Note payable, to stockholders (1)	$210,000	$—

Underwriting discount payable (2)	—	3,750,000

Common stock, $0.001 par value, 0 and 4,687,499 shares that are subject to possible conversion at conversion value	—	36,937,492

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 4,492,188 shares issued and outstanding, actual; 19,531,250 shares issued and outstanding (including 4,687,499 (approximately 29.99%) shares subject to possible conversion), as adjusted	4,492	19,531
Additional paid-in capital (3)	—	82,546,883
Deficit accumulated during the development stage	(4,913)	(4,913)

Total stockholders’ equity (deficit)	$(421)	$82,561,501

Total capitalization	$209,579	$123,248,993

(1)	Amounts loaned pursuant to a promissory note issued to our principal stockholder are due on July 16, 2008.
(2)	Represents deferred underwriting discount payable upon consummation of an initial business combination.
(3)	The “as adjusted” amount includes $4,000,000 to be paid by an entity affiliated with our officers and directors in connection with the purchase of the founding director warrants and gives effect to the repurchase of 585,938 shares of our common stock assuming the underwriters’ over-allotment option is not exercised.

If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 4,687,499 (approximately 29.99%) of the aggregate number of shares sold in this offering at a per share conversion price equal to the amount in the trust account, plus the amount of the deferred underwriting discount, net of (1) income taxes payable on the interest income on the trust account and (2) up to $2,125,000 of interest income on the trust account balance which will be available to us, net of income taxes payable on this amount, to fund working capital requirements, each calculated as of two business days prior to the actual consummation of the proposed business combination, divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on May 15, 2007, for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more domestic or international operating businesses. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through offerings of our equity securities.

We estimate that the net proceeds from this offering and the private placement, after deducting offering expenses of approximately $5,750,000 (or $6,500,000 if the underwriters’ over-allotment option is exercised in full), including underwriting discount (other than the deferred underwriters’ discount of $3,750,000, or $4,312,500 if the underwriters’ over-allotment option is exercised in full), will be approximately $123,250,000, or $141,250,000 if the underwriters’ over-allotment option is exercised in full. Of this amount, $123,125,000, or $141,125,000 if the underwriters’ over-allotment option is exercised in full, will be held in the trust account and the remaining $125,000 will not be held in the trust account. We expect to use $3,750,000, or $4,312,500 if the underwriters’ over-allotment is exercised in full, of the remaining proceeds held in the trust account to pay the deferred underwriting discount and up to $2,125,000 of the interest earned on the trust account (net of taxes payable on such interest) to satisfy our operating expenses and certain other amounts as described below, and the remaining proceeds held in the trust account to acquire a target business, including the payment of any finders’ fee or other similar payments, as well as the expenses of identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business, to acquire other businesses or for any such other purposes as may be determined by our board of directors at the time. We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income (net of taxes) of up to $2,125,000 on the balance of the trust account releasable to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate paying approximately (1) $1,000,000 for legal, accounting, due diligence and other expenses related to a business combination, (2) $120,000 for legal and accounting fees relating to our SEC reporting obligations, (3) $280,000 for rent for office space, (4) $210,000, plus accrued interest, to repay the loan from Pecksland Partners, LLC as described below and (5) $850,000 for miscellaneous expenses and reserves including the cost of dissolution and reserves, if any, which we currently estimate to be approximately $50,000 to $75,000.

Based upon the foregoing projections, we do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. However, we have not entered into any such arrangement and have no current intention of doing so. We will only consummate such a financing simultaneously with the consummation of a business combination.

On July 16, 2007, our principal stockholder, Pecksland Partners, LLC, which is an affiliate of our officers, advanced to us a total of $210,000, which was used to pay a portion of the expenses of this offering. This loan bears interest at a rate of 5% per annum, compounded semiannually, and is due on July 16, 2008. This loan may be prepaid by us in whole or in part at any time at our election. We anticipate that this loan will be repaid, at our election, out of the proceeds of this offering not being placed in the trust account and interest on the trust account that is released to us to pay our expenses.

PROPOSED BUSINESS

Overview

We are a blank check company organized under the laws of the State of Delaware on May 15, 2007. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination, one or more domestic or international operating businesses. Although we may acquire a non-United States business, our primary search for acquisition targets will focus on domestic operating businesses. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the healthcare industry.

Our management has extensive experience creating, financing and operating healthcare businesses. Our President and Chairman of the Board, Stephen F. Wiggins, is currently an operating partner and advisor for Essex Woodlands Health Ventures; an advisor and director of Revolution Health, Inc; and a director of Ika Systems and Millennium Pharmacy Systems. Mr. Wiggins previously served for 14 years as the Chairman of the Board and Chief Executive Officer of Oxford Health Plans, a company he founded. Mr. Wiggins founded HealthMarket, Inc., an insurance company that developed innovative consumer driven health plans, where he served as Chairman and Chief Executive Officer. In addition, in 1993, Mr. Wiggins co-founded Health Partners, Inc., a physician practice management company. W. Robert Dahl, Jr., our Vice President of Strategic Business Development and Vice Chairman of the Board, also has extensive experience in the healthcare industry. Most recently, Mr. Dahl served as the head of Global Healthcare for the Carlyle Group, a leading private equity firm with over $50 billion of equity under management, where he was responsible for the firm’s investments in the healthcare field. During his tenure at Carlyle, Mr. Dahl served on the investment committee of the U.S. buyout funds, including the $7.9 billion Carlyle Partners IV and the $3.9 billion Carlyle Partners III funds. Mr. Dahl also served on the investment committee of the $430 million Carlyle Mezzanine Partners. Prior to his tenure at Carlyle, Mr. Dahl served as co-head of healthcare investment banking in North America at Credit Suisse First Boston. Michael C. Litt, our Chief Financial Officer and Secretary, served as the portfolio strategist and co-manager of the FrontPoint Multi-Strategy Fund at FrontPoint Partners LLC, an entity of which he was a founding partner, until FrontPoint Partners was acquired by Morgan Stanley in December, 2006. Prior to his tenure at FrontPoint, Mr. Litt spent 17 years at Morgan Stanley & Co. where he was a Managing Director. At Morgan Stanley he led the Global Pensions Group in New York, the strategic coverage unit for pension plans and insurance companies. His work focused on asset portfolio restructuring, asset-liability management, the evaluation of investment performance within pension and foundation asset portfolios, corporate equity based compensation scheme funding programs, and synthetic asset volatility management.

We have a strong and distinguished board of directors and senior advisor. In addition to Mr. Wiggins and Mr. Dahl, our board of directors includes Dr. Frank E. Young, Thomas MacMahon and Christopher J. Garcia, individuals with established records in the healthcare industry and the financial community. Dr. Young is a former Commissioner of the FDA. Mr. MacMahon was the CEO and Chairman of LabCorp, a diagnostic services company, from 1997 to 2006. Mr. Garcia is presently an operating partner and advisor with the Charterhouse Group, Inc, a middle market private equity firm where his primary focus is healthcare services investing. Our senior advisor, Dr. Anthony Wild, has been active in the global pharmaceuticals industry for the past 35 years. We expect to utilize their collective talent and experience in analyzing investment opportunities.

No member of our management is subject to any non-compete clauses as a result of such member’s prior employment which would limit our ability to pursue target businesses.

Although we intend to focus on identifying acquisition candidates in the healthcare industry and we will not initially actively seek to identify acquisition candidates in other industries, in the event that an opportunity is presented to us in another industry we may consider pursuing that opportunity if we conclude that it represents an attractive investment opportunity. Additionally, if we are unable to identify an acquisition candidate which we deem to be attractive in the healthcare industry after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. At present, we are not able to ascertain (i) what opportunities, if any, in industries outside of the healthcare industry may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the healthcare industry or (iii) which other industries we may choose to examine with the objective of identifying a favorable investment opportunity. In the event we elect to pursue an investment outside of the healthcare industry, we expect that our management, in conjunction with our board of directors and senior advisor, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other industries which are likely to include a significant number of companies which would be attractive acquisition candidates. In the event we elect to pursue an investment outside of the healthcare industry, our management’s expertise in the healthcare industry would not be directly applicable to its evaluation or operation, and the information contained herein regarding the healthcare industry would not be relevant to an understanding of the business that we elect to acquire.

We have not conducted, and no person or entity acting on our behalf has conducted, any research with respect to identifying the number and characteristics of the potential business combination candidates within our targeted industry, or any industry, or the likelihood or probability of success of any proposed business combination. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms, or at all.

Industry Overview and Trends

The healthcare industry constitutes one of the largest segments of the United States economy. In the U.S. alone, total healthcare expenditures increased from $253.9 billion in 1980 to approximately $2.0 trillion in 2005. Spending on healthcare in the U.S. is projected to pass the $3.0 trillion mark within five years.

CMS reports that healthcare spending rose 6.9% during 2005, over twice the rate of growth in the CPI. Expressed as a percentage of GDP, CMS has reported that national healthcare spending increased from 9.1% in 1980 to 16% in 2005 and is projected to rise to approximately 18% of GDP by 2012. These projections imply per capita spending of over $10,000 by 2012, from approximately $7,500 today.

Public sources of funding account for approximately 45% of national health expenditures, and private sources account for approximately 55% of expenditures. Medicare and Medicaid are the two primary sources of public funding for healthcare services. Medicare provides coverage for the elderly and disabled and Medicaid provides coverage for the poor and indigent. Together, these programs funded over $650 billion of healthcare benefits during 2005, with federal, state and local government spending growth of 7.7% over 2004 levels. Public spending on healthcare is growing faster than private spending, driven partly by the impacts of the Medicare, Medicaid, and SCHIP Balanced Budget Refinement Act (BBRA) of 1999; the Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act (BIPA) of 1999; the Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act (BIPA) of 2000; and the Medicare Prescription Drug Improvement and Modernization Act (MMA) of 2003. Medicare spending reached $342 billion in 2005, growing 9.3%; and Medicaid spending reached $313 billion, growing at 7.2% over 2004 levels.

Private sources of funding exceeded $1 trillion in 2005 and were dominated by private businesses, which spent $372 billion in 2005; and households that contributed $456 billion. The purchase of health insurance represented $694 billion of the total private sources of funding, while consumer out-of-pocket payments represented $249 billion.

Our management believes spending on healthcare will continue to experience substantial growth. New diagnostic testing, including the growing field of genetic testing, along with the proliferation of new drugs, devices, treatments and technologies is expected to accelerate demand for healthcare services. There is also pressure from consumers and government to expand coverage for the uninsured and underinsured through various universal healthcare initiatives. Management believes these pressures could result in expansion of spending for health services.

Our management also believes that consumers will play an increasingly significant role in healthcare spending decisions, changing the dynamics of marketing certain drugs, devices and services. In some categories of health spending, such as durable medical equipment, consumer out-of-pocket payments already represent approximately half of all spending on such equipment. Similarly, growth in out-of-pocket spending for drugs has outpaced private health insurance spending growth for drugs since 2003. Combined with the proliferation of tiered-co-payment benefit plans, this has further driven the shift in use toward generic drugs.

In addition to domestic growth, our management believes that healthcare companies will continue to experience major international growth opportunities as a result of growing worldwide demand for healthcare products and services, heightened awareness of the importance and potential of international markets, which often offer a less-expensive and faster regulatory path for their products, and the increasing availability of a low-cost pool of scientific talent to perform product development and clinical research.

Our management believes that, as a result of continued growth in the healthcare industry, there will be acquisition targets within the healthcare sector. We believe that the growth and opportunity in the healthcare industry has been driven and will continue to be driven by several key trends, including:

•

Expanding and Aging Population—The size of the elderly population, the segment with the largest per capita usage of healthcare services, is increasing more rapidly than the rest of the population. In 2006, 43.2 million people were covered by Medicare and CMS expects that number to pass 50 million by 2013. Our management believes that the success of the private sector in achieving slower growth in health spending than the public sector, and the general preference in the U.S. for a competitive, free market healthcare system, will drive continued opportunities for private sector solutions for these massive public financing challenges. CMS has predicted that the hospital insurance trust fund will be exhausted in 2019. Our management believes this will demand further cost shifting to beneficiaries and greater dependence on private sector solutions.

•

Internationalization—In our management’s business judgment, healthcare companies will continue to experience international growth opportunities as a result of growing worldwide demand for healthcare products and services, heightened awareness of the importance and potential of international markets, which often offer a less-expensive and faster regulatory path for their products, and the increasing availability of a low-cost pool of scientific talent to perform product development and clinical research. Our management believes business combinations that seek to capture the cost advantage of lower cost countries, in healthcare businesses that include manufacturing or business process outsourcing, may also be attractive. In addition to the growing U.S. elderly population, we believe the number of people in Europe and Japan who are age 65 years or older is expected to increase at a rate at least as fast as in the U.S.

•

Evolving Medical Treatments—Advances in technology have favorably impacted the development of new medical devices and treatments/therapies. The products are generally more effective and easier-to-use. Some of these breakthroughs have reduced hospital stays, costs and recovery periods. The continued advancement of technological breakthroughs should continue to boost services administered by healthcare providers.

•

Increased Consumer Awareness—In recent years, the publicity associated with new technological advances and new medical therapies has increased the number of patients visiting healthcare professionals to seek treatment for new and innovative therapies. Simultaneously, consumers have become more vocal due to rising costs and reduced access to physicians. Further, the cost burden for the provision of healthcare continues to shift to the consumer as employers are increasingly offering health plan alternatives structured with higher deductibles and more limited benefit coverage. Lastly, the rise in cosmetic procedures has emerged as one of the fastest growing healthcare segments. Since many cosmetic procedures require out-of-pocket expenditures, this rise may reflect a growing willingness by consumers to pay for certain procedures out of their discretionary funds. We believe that more active and aware consumers will continue to stimulate a wide variety of healthcare segments.

•

Fragmentation—Our management believes the fragmentation of the healthcare industry encourages entrepreneurial activity and provides opportunities for industry consolidation. Aggregating smaller companies offers the potential to bring them economies of scale, distribution capabilities, corporate efficiency and increased capital resources. We believe that fragmentation in the healthcare industry will continue to provide us with acquisition targets.

•

Changes in Healthcare Laws and Regulations—Our management believes significant business opportunities are created by shifts in political priorities and perspectives that lead to changes in laws and regulations. HMOs, Part D drug plans and Medicare Private Fee For Service Plans are examples of large new industry sectors created by changing laws and regulations. Similarly, changes in FDA policies and practices may significantly change the market dynamics for regulated drugs and devices.

Although we may consider a target business in any segment of the healthcare industry, we intend to concentrate our search for an acquisition candidate in the following segments:

•	healthcare services, including managed care and healthcare financing;

•	healthcare information technology;

•	healthcare facilities;

•	diagnostics;

•	life sciences; and

•	medical equipment, devices and supplies.

We believe the foregoing segments offer us with the most opportunities to identify suitable target businesses. Each of these categories has experienced favorable growth and development in the past, and management believes they will continue to experience growth and development in the foreseeable future. In addition, many of the directors and members of the management team have significant operating experiences and extensive networks within these industry segments, and we believe that focusing our acquisition efforts in these particular segments will allow us to leverage these experiences and networks and enhance our ability to complete an acquisition of a target business.

Government Regulation

The healthcare industry is highly regulated and any business we acquire would likely be subject to numerous rules and regulations. The federal and state governments extensively regulate the healthcare industry and are often significant sources of revenue for healthcare companies. In particular, our business could rely heavily on the Medicare and Medicaid government payment programs, each of which is financed, at least in part, with federal money. If we participate in these government payment programs, we would be subject to additional oversight and regulatory scrutiny. In addition to federal oversight, state jurisdiction is based upon the state’s authority to license certain categories of healthcare professionals and providers and the state’s interest in regulating the quality of healthcare in the state, regardless of the source of payment.

The significant areas of federal and state regulatory laws that could affect our ability to conduct our business following a business combination could include, among others, those regarding:

•

False and other improper claims for payment—The government may fine a provider if it knowingly submits, or participates in submitting, any claim for payment to the federal government that is false or fraudulent, or that contains false or misleading information.

•

The Stark Self-Referral Law and other laws prohibiting self-referral and financial inducements—Laws that limit the circumstances under which physicians who have a financial relationship with a company may refer patients to such company for the provision of certain services.

•

Anti-kickback laws—Federal and state anti-kickback laws make it a felony to knowingly and willfully offer, pay, solicit or receive any form of remuneration in exchange for referrals or recommendations regarding services or products.

•

Health Insurance Portability and Accountability Act—Laws designed to combat fraud against any healthcare benefit program for theft or embezzlement involving healthcare, as well as providing various privacy rights to patients and customers.

•

Corporate practice of medicine—Many states have laws that prohibit business corporations from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians, or engaging in certain arrangements, such as fee-splitting, with physicians.

•	Antitrust laws—Wide range of laws that prohibit anticompetitive conduct among separate legal entities in the healthcare industry.

A violation of any of these laws or regulations could result in civil and criminal penalties, the requirement to refund monies paid by government and/or private payors, exclusion from participation in Medicare and Medicaid programs and/or the loss of licensure. Following a business combination, our management intends to exercise care in structuring our arrangements and our practices to comply with applicable federal and state laws and regulations. However, we can not assure you that our management will be successful in complying with all applicable laws and regulations. If we have been found to have violated any rules or regulations that could adversely affect our business and operations, the violations may delay or impair our ability to complete a business combination. Additionally, the laws in the healthcare industry are subject to change, interpretation and amendment, which could adversely affect our ability to conduct our business following a business combination.

Our Competitive Advantages

Our management has extensive experience creating, financing and operating healthcare businesses. These businesses are involved in medical robotics, generic drugs, managed care, healthcare information technology, medical devices, consumer and provider on-line portals, healthcare provider facilities, physician practice management, health benefits distribution, biotechnology and pharmaceuticals. Their involvement with these businesses has enabled our management to develop an investment approach that is “thesis driven,” that is, it derives from a specific perspective or strategic viewpoint for industry segments. We will primarily seek business combinations in healthcare sectors that we believe have strong fundamentals and present attractive investment opportunities.

In addition to a thesis-driven approach to investing, we will use our extensive network of relationships to identify business combinations. Our backgrounds in investment banking, private equity, venture capital, and building large health industry businesses has positioned us to achieve access to a wide range of industry contacts in our efforts to identify a business combination. These relationships also enhance our access to expert opinion and due diligence assistance when reviewing target business combinations. We also expect that some businesses may view affiliation with our management, and their expertise in operational, acquisition and financing matters, particularly in relation to the healthcare industry, as a competitive advantage in furthering their business goals.

Effecting a Business Combination

General

We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination, one or more domestic or international operating businesses. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering as well as our existing cash, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes.

Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws.

We have not identified a target business

To date, we have no specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf contacted, any potential target business. Neither we, nor any of our agents or affiliates, have been approached by any candidates or their representatives, with respect to a possible business combination. Neither we, nor anyone on our behalf, have taken any measure, directly or indirectly, to identify or locate any suitable target business or engaged or retained any agent or other representative to identify or locate an acquisition candidate. Subject to the limitation that our initial business combination must have a fair market value of at least 80% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination candidate. In addition, because there is no limitation on our ability to raise additional capital through equity placements or through loans, we may be able to acquire a company with a fair market value in an amount greater than 80% of our net assets at the time. We can also satisfy the requirement that the business combination have a fair market value at least equal to 80% of our net assets in an acquisition transaction where we acquire less than a 100% interest in the target business, provided that the fair market value of the interest in such business or businesses is at least equal to 80% of our net assets at the time such acquisition transaction is consummated.

Sources of target business

Although we have not yet identified any business combination candidates, we believe that there are numerous candidates available in our targeted healthcare sectors. Our approach will combine thesis-driven deal discovery with more traditional avenues of generating opportunities through third parties. Our thesis-driven approach will focus on outreach to businesses in healthcare sectors where we believe attractive investments may exist. We also anticipate that target business candidates will be brought to our attention by various unaffiliated sources, including corporations with non-core assets they may desire to monetize, securities broker/ dealers, investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our existing stockholders, including all of our officers and directors and our senior advisor as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, and have no arrangements or understanding, preliminary or otherwise, with respect to such engagements, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee or other compensation to be determined in arm’s length negotiations. In no event will any of our existing officers, directors, senior advisor or any entity with which any of them is affiliated be paid by us, Pecksland Partners, LLC, any of our respective affiliates or any prospective target business, any finder’s fee or other compensation, for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination

We have not established any specific criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	Financial condition and results of operations;

•	Experience and skill of management and availability of additional personnel;

•	Growth potential;

•	Stage of development of the products, processes or services;

•	Degree of current or potential market acceptance of the products, processes or services;

•	Proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	Capital requirements, barriers to entry, proprietary offerings, and competitive positioning;

•	Regulatory environment of the industry; and

•	Costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating all prospective target businesses, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title or claim to any monies held in the trust account.

We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate an acquisition that is the most attractive and provides the greatest opportunity for creating stockholder value.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to us to otherwise complete a business combination.

Fair market value of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We may structure a business combination to acquire less than 100% of the interests or assets of the target business, but we will not acquire less than a majority interest (meaning more than 50% of the voting power with respect to such target business). In order to consummate such an acquisition, we may issue a significant amount of debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of our debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangements and have no current intention of doing so. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent third party appraiser, which is required to be an investment banking firm that is a member of the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.) with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. Many investment banking firms take the position, however, that stockholders not be permitted to rely upon such opinions, and stockholders requesting such an opinion may be unable to rely on the opinion. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Probable Lack of Business Diversification

While we may seek to effect business combinations with more than one domestic or international target business, our initial business combination must be with a target business that satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our ability to execute any potential business plan may be entirely dependent upon the future performance of a single business. Unlike entities that have the resources to complete several business combinations of entities operating in multiple industries or multiple sectors of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate existence to continue perpetually following the consummation of a business combination. Any vote to extend our corporate existence to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of the business combination and an amendment to extend our corporate existence. In connection with seeking stockholder approval of a business combination and the extension of our corporate existence, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including our principal stockholder and all of our officers and directors and our senior advisor, have agreed to vote the shares of common stock purchased by them prior to our initial public offering in accordance with the majority of the shares of common stock voted by the public stockholders. In the event that our existing stockholders purchase any additional units or shares of our common stock, we anticipate that they will vote any shares of common stock so acquired by them in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Factors that would be considered by our existing stockholders in deciding to make such additional purchases would include consideration of the current trading price of our units and shares of common stock. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. Voting against the combination alone will not result in conversion of shares into the conversion price.

Our threshold for conversion has been established at 30% in order to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process. However, to date a 20% conversion threshold has been more typical for offerings of this type. Voting against the business combination alone will not result in conversion of a stockholder’s shares at the applicable conversion price. To do so, a stockholder must also exercise the conversion rights and comply with the conversion procedures described below. As a result of our higher conversion threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such conversion rights, we will need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their conversion rights than we expect. Even if less than 30% of the stockholders exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds insufficient to acquire or merge with a business with a fair market value greater than 80% of our net assets at the time of such acquisition. To compensate for the potential shortfall in cash, we may be required to seek additional financing or structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in the customary conversion threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Upon the completion of a business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder, other than our existing stockholders, the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The conversion rights do not apply to shares outstanding prior to this offering. The actual per-share conversion price will be equal to the amount in the trust account, including a pro rata share of the deferred underwriting discount and net of (1) income taxes payable on the interest income on the trust account and (2) up to $2,125,000 of interest income earned on the trust account balance which will be available to us, net of income taxes payable on this amount, to fund working capital requirements, each calculated as of two business days prior to the consummation of the actual business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be $7.88 or $0.12 less than the per unit offering price of $8.00. Because the initial per share conversion price is $7.88 per share (plus any interest net of taxes payable), which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination, the business combination is approved and completed, the stockholder holds its shares through the closing of our initial business combination and the stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote on a proposed initial business combination. Following the approval of our initial business combination by our stockholders and until the completion of our initial business combination or termination of the definitive agreement relating to the proposed initial business combination, any transfer of shares owned by a stockholder who has requested to exercise such stockholder’s conversion rights will be blocked. If a stockholder votes against our initial business combination but fails to properly exercise such stockholder’s conversion rights, such stockholder will not have its shares of common stock converted. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the initial business combination. We anticipate that the funds to be distributed to stockholders who elect conversion will be distributed promptly after completion of our initial business combination. Stockholders who exercise their conversion rights will still have the right to exercise any warrants they still hold.

If a stockholder wishes to exercise his conversion rights, in addition to voting against a business combination, he must also at the same time demand that we convert his shares into cash by marking the appropriate space on the proxy card. Additionally, we may require stockholders who convert to tender their share certificates to our transfer agent prior to the stockholder meeting to vote on a business combination or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for a proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender the stockholder’s shares if the stockholder wishes to seek to exercise the stockholder’s conversion rights. A vote on a business combination would take place no earlier than 10 days following the date upon which we send out our proxy materials. As the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over either the electronic or physical delivery processes, it may take significantly longer than we anticipate.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card to indicate that such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for such stockholder to deliver such stockholder’s share certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which such stockholder could monitor the price of the stock in the open market. If the stock price rose above the conversion price, the stockholder could sell such stockholder’s shares in the open market before actually delivering such shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the time of the shareholder vote until the converting holder delivered such holder’s share certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once a business combination is approved.

If we elect to require physical delivery of the share certificates, we expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders would be required to instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with this process. As stated above, it is our understanding that stockholders should generally allow at least two weeks to obtain physical certificates from the transfer agent, but it may take significantly longer than two weeks to obtain a physical stock certificate. No later than the day prior to the stockholder meeting, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert such stockholder’s shares at the applicable conversion price and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of the business combination. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event a stockholder tenders such stockholder’s shares and decides prior to the stockholder meeting that such stockholder does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and a business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise conversion rights to tender their shares prior to the meeting because the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process in the event that a business combination is approved; however, there would be an increased cost of $35 to shareholders electing to convert as compared to the traditional process in the event that a business combination is not approved.

The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates.

Any request for conversion, once made, may be withdrawn at any time up to the date of the stockholder meeting. Furthermore, if a stockholder delivers a certificate for conversion and subsequently decided prior to the meeting not to elect conversion, such stockholder may request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed as soon as reasonably practicable after completion of a business combination. Public stockholders who convert their stock into their pro rata portion of the trust account will continue to have the right to exercise the warrants that they received as part of the units.

Plan of dissolution and distribution if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until a date twenty-four months after the consummation of this offering. This provision may not be amended except by stockholder vote in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would require our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence twenty-four months after the consummation of this offering as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination within the twenty-four months following the consummation of this offering, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing stockholders have waived their rights to participate in any liquidation of our trust account in connection with our dissolution with respect to shares of common stock owned by them immediately prior to this offering. Upon the liquidation of our trust account as part of such dissolution, the underwriters have agreed to waive any right they may have to the $3,750,000 of deferred underwriting discount (or $4,312,500 if the over-allotment option is exercised in full) held in the trust account. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of dissolution, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account or, if necessary, from funds of up to $2,125,000 available from interest income on the trust account (net of taxes). To the extent such funds are not available, Pecksland Partners, LLC has agreed to advance us the necessary funds and has agreed not to seek repayment of such expenses, though it has not taken a reserve for this possibility and there can be no assurance that it will be able to meet its obligations under this agreement.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.88 or $0.12 less than the per unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $7.88, plus interest (net of taxes payable on such interest income and net of any amounts that may have been released to us to pay our expenses), due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would analyze the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

If we are unable to complete a business combination and are forced to liquidate, each of our executive officers has jointly and severally agreed to reimburse us for our debts to vendors for services rendered or products sold to us, or to any prospective target business, if we do not obtain a valid and enforceable waiver from that vendor or prospective target business of its rights or claims to the trust account and only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. The obligations of our executive officers to reimburse us in respect of such claims are pursuant to written agreements that each executive officer has entered into with us. In the event that our board of directors were to conclude that the obligations of any executive officer under these agreements had not been honored, we expect that our board would seek to enforce these obligations against such executive officers. Based on the information provided to us in the director and officer questionnaires provided to us in connection with this offering as well as the representations as to their accredited investor status (as such term is defined in Regulation D), we currently believe that such persons are of substantial means and capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our executive officers will be able to satisfy those obligations. In addition, our executive officers have not agreed to reimburse us for any debts or obligations to vendors that do not represent service fees (and related disbursements) or product purchase prices but relate to a potential tort claim. In any event, we believe the likelihood of our executive officers having to indemnify the trust account is limited because we intend to have all vendors and prospective target businesses as well as other entities we engage execute agreements with us waiving any right, title, interest or claims of any kind in or to monies held in the trust account.

We also will have access to $125,000 in funds available outside the trust account and up to $2,125,000 available from the interest earned on the funds in the trust account (net of taxes) with which to pay any such potential claims (including costs and expenses incurred in connection with our plan of dissolution and distribution currently estimated at approximately $50,000 to $75,000). In the event that we liquidate and dissolve and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan that will provide for our payment or provision, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. All such claims (whether existing, pending or that may be potentially brought against us in the next 10 years) will be paid or provided for prior to any distribution of the funds held in the trust account to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims (whether existing, pending or that may be potentially brought against us within the subsequent 10 years) to arise would be from our vendors (such as accountants, lawyers, investment bankers or other advisors) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim (whether existing, pending or that may be potentially brought against us within the subsequent 10 years) of any kind in or to any monies held in the trust account. As a result of this, the claims (whether existing, pending or that may be potentially brought against us within the subsequent 10 years) that could be made against us are significantly limited and the likelihood that any claim (whether existing, pending or that may be potentially brought against us within the subsequent 10 years) that would result in any liability extending to the trust account is minimal.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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upon consummation of this offering, a certain amount of the proceeds from this offering will be placed into the trust account, which funds may not be disbursed from the trust account to our stockholders except upon our liquidation or in the event a stockholder exercises the conversion rights described in this prospectus, provided that up to $2,125,000 of the interest earned on the trust account (net of taxes payable on this interest) may be released to us to cover a portion of our operating expenses;

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

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we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by the public stockholders and only if public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights;

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if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account, including their pro rata portion of the deferred underwriting discount and all accrued interest (net of (1) income taxes payable on the interest income on the trust account and (2) up to $2,125,000 of interest income on the trust account balance which will be available to us, net of income taxes payable on this amount, to fund working capital requirements);

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if our initial business combination is not consummated within the 24 months following the consummation of this offering, our corporate existence will cease and we will wind up our affairs and liquidate;

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upon our dissolution, we will distribute to our public stockholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of the Delaware General Corporation Law; and

•

our initial business combination must have a fair market value equal to at least 80% of our net assets at the time of such business combination (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions, including the requirement that the public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights in order for our initial business combination to be consummated, as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions, including by seeking to amend our amended and restated certificate of incorporation to increase or decrease this threshold.

Competition for Target Businesses

In identifying, evaluating, and selecting a domestic or international target business for a business combination, we expect to encounter competition from other entities having a business objective similar to ours, including, but not limited to, private investors (which may be individuals or investment partnerships), other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these individuals and entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target acquisitions that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target acquisitions will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a target acquisition. Further, the following may not be viewed favorably by certain target acquisitions:

•

the requirement that we seek stockholder approval of a business combination and obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay the completion of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination;

•	our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to acquire assets or an operating business in a business combination that has a fair market value at least equal to 80% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities) could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target acquisition with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We currently maintain temporary executive offices at 18 Arrowhead Way, Darien, CT 06820. We have obtained a written proposal from an unaffiliated landlord to lease office space following the consummation of this offering. Based on this written proposal, we expect that the monthly rental expense for such offices will be approximately $11,667 per month.

Employees

We have three officers, of whom Stephen F. Wiggins and W. Robert Dahl, Jr. are also members of our board of directors. None of our officers is obligated to devote any specific number of hours to our business and each intends to devote only as much time as he deems necessary to our business. Prior to the consummation of a business combination we do not intend to have any full-time employees, other than those employed merely in an administrative capacity. For a more complete discussion regarding our officers and their background, see the section below entitled “Management.”

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not effect a business combination if audited financial statements complying with United States securities laws cannot be obtained for the target business because we will be required to provide those financial statements as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discount and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering. The following table includes the proceeds from the private placement.

Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$123,125,000 (or $141,125,000 if the underwriters’ over-allotment option is exercised in full) of the net offering and private placement proceeds, including the deferred underwriting discount, will be deposited into a trust account at Deutsche Bank Trust Company Americas maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$104,625,000 (or
$120,318,750 if the
underwriters’ over-
allotment option is
exercised in full) of the
offering proceeds from the
public offering would be
required to be deposited
into either an escrow
account with an insured
depositary institution or in
a separate bank account
established by broker-
dealer in which the broker-
dealer acts as trustee for
persons having the
beneficial interests in the
account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	The $123,125,000 (or $141,125,000 if the underwriters’ over-allotment option is exercised in full) of net offering and private placement proceeds held in trust will be invested only in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having maturity of 180 days or less.	Proceeds could be invested
only in specified securities
such as a money market
fund meeting conditions of
the Investment Company
Act of 1940 or in securities
that are direct obligations
of, or obligations
guaranteed as to principal
or interest by, the United
States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed a Form 8-K with audited financial statements with the SEC and having issued a press release announcing when such separate trading will begin. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading on the American	No trading of the units or
the underlying common
stock and warrants would
be permitted until the
completion of a business
combination. During this
period, the securities would
be held in the escrow or
trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Stock Exchange and any stockholder may elect to trade the common stock or warrants separately or as a unit.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on our initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus will have the right to convert his or her shares into the conversion price. However, a stockholder who does not follow these procedures or a stockholder who does not take any action will not be entitled to the return of any funds related to any conversion rights.	After an acquisition
becomes probable and a
post-effective amendment a
containing information
required by the SEC
(including pro forma
financial information) has
been filed, a prospectus
would be sent to each
investor. Each investor
would be given the
opportunity to notify the
company, in writing, within
a period of no less than
20 business days and no
more than 45 business days
from the effective date of the
post-effective amendment,
to decide whether he or she
elects to remain a
stockholder of the company
or require the return of his or
her investment. If the
company has not received
the notification by the end of
the 45th business day, funds
and interest or dividends, if
any, held in the trust or
escrow account would
automatically be returned to
the stockholder. Unless a
sufficient number of
investors elect to remain
investors, all of the
deposited funds in the
escrow account must be

	Terms of Our Offering	Terms Under a Rule 419 Offering
returned to all investors and none of the securities would be issued.

Business combination deadline	A business combination must occur within the 24 months following the consummation of this offering. If a business combination does not occur within this time period our corporate existence will cease by operation of law and we will wind up our affairs and liquidate.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	Except with respect to up to $2,125,000 of interest income earned on the trust account balance which will be available to us, net of income taxes payable on this amount, to fund working capital requirements, proceeds held in the trust account will not be released until the earlier of the completion of a business combination and the cessation of our corporate existence by operation of law on , 2009 [twenty-four months from the date of this prospectus]. In the event our corporate existence ceases by operation of law on , 2009 [twenty-four months from the date of this prospectus], we anticipate the distribution of funds in the trust account to our public stockholders will occur within 10 days following the date our corporate existence ceases.	The proceeds held in the
escrow account would not
be released until the earlier
of the completion of a
business combination and
the failure to effect a
business combination
within 18 months. In the
event a business
combination was not
consummated within
18 months, proceeds held
in the trust account would
be returned within five
business days of such date.

Terms of Our Offering	Terms Under a Rule 419 Offering

Interest earned on the trust account	Interest earned on the trust account, net of up to $2,125,000 which may have been released to us to fund our working capital requirements, may be disbursed for the purposes of paying taxes on interest earned. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as soon as reasonably practicable pursuant to our stockholder approved plan of dissolution and distribution, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering.	Interest earned on
proceeds held in the trust
account would be held in
the trust account for the
sole benefit of the
stockholders and would not
be released until the earlier
of the completion of a
business combination or
the failure to effect a
business combination
within the allotted time. In
the event a business
combination was not
consummated within
18 months, proceeds held
in the trust account would
be returned within 5
business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Stephen F. Wiggins	51	President and Chairman of the Board

W. Robert Dahl, Jr.	50	Vice President of Strategic Business Development and Vice Chairman of the Board

Michael C. Litt	47	Chief Financial Officer and Secretary

Frank E. Young, M.D., Ph.D.	75	Director

Thomas MacMahon	60	Director

Christopher J. Garcia	45	Director

Stephen F. Wiggins has served as our President and Chairman of the Board since our inception. Mr. Wiggins was the founder of Oxford Health Plans and served for 14 years, from September 1984 to February 1998, as Chairman of the Board or Chief Executive Officer of that company. After founding Oxford Health Plans, Mr. Wiggins founded HealthMarket, Inc., an insurance company that developed innovative consumer driven health plans, and he served as that company’s Chairman and Chief Executive Officer from 1999 until it was sold. In addition, Mr. Wiggins co-founded Health Partners, Inc. in 1993, a physician practice management company and was also a principal co-founder in 1998 of Intelliclaim, Inc., a company that, prior to its sale, provided claim auditing and productivity software and services to over twenty health insurers. Over the past 20 years, Mr. Wiggins has been an active private investor with business interests in real estate, healthcare and money management. Mr. Wiggins is currently, and has been since 2006, an operating partner and advisor for Essex Woodlands Health Ventures; an advisor and director of Revolution Health, Inc; and a director of Ika Systems and Millennium Pharmacy Systems. In 1984, Mr. Wiggins was the founder, and remains a director of, Accessible Space, Inc., a nonprofit organization that develops and operates residential facilities for individuals with mobility impairments and brain injuries. Mr. Wiggins received a B.A. from Macalester College where he currently serves as a Trustee and member of the Investment, Technology and Finance Committees. He received an M.B.A. from the Harvard Business School.

W. Robert Dahl, Jr. has served as our Vice President of Strategic Business Development and Vice Chairman of the Board since our inception. From April 1999 until June 2007, Mr. Dahl served as the head of Global Healthcare for the Carlyle Group, a leading private equity firm with over $50 billion of equity under management, where he was responsible for the firm’s investments in the healthcare field. During his tenure at Carlyle, Mr. Dahl served on the investment committee of the U.S. buyout funds, including the $7.9 billion Carlyle Partners IV and the $3.9 billion Carlyle Partners III funds. Mr. Dahl also served on the investment committee of the $430 million Carlyle Mezzanine Partners Fund. Prior to Carlyle, Mr. Dahl served as co-head of healthcare investment banking in North America at Credit Suisse First Boston. Earlier in his career Mr. Dahl was a CPA for Price Waterhouse. Mr. Dahl received an M.B.A. from the Harvard Business School, where he was elected a Baker Scholar and received a Loeb Rhodes fellowship. He received a B.A. from Middlebury College. Mr. Dahl is a director of Slate Pharmaceuticals, Inc., Amkai LLC and Ika Systems Corporation.

Michael C. Litt has served as our Chief Financial Officer and Secretary since our inception. Mr. Litt was an original Partner at FrontPoint Partners LLC, where he served from 2001 through

2006. At FrontPoint he was the portfolio strategist and co-manager of the FrontPoint Multi-Strategy Fund. He authored the FrontPoint Quarterly Research publications on market and strategic issues and developed many of the firm’s investment products. Prior to his role at FrontPoint Partners, Mr. Litt spent 17 years, from 1984 through 2001, at Morgan Stanley & Co. where he was a Managing Director. At Morgan Stanley he led the Global Pensions Group in New York, the strategic coverage unit for pension plans, endowments, and foundations. Prior to that Mr. Litt was a senior member of the Corporate Coverage Group, a joint venture between the investment banking and equity divisions of Morgan Stanley. Mr. Litt began his career as a member of the 545 Group in Morgan Stanley’s San Francisco office where he worked closely with Silicon Valley technology firms on cash management, restricted stock sales, and reinvestment of founder proceeds into lower volatility balanced portfolios. Mr. Litt graduated from the University of Chicago with an M.B.A. in Finance. He received a B.A. from the University of California, San Diego in Writing.

Frank E. Young, Director. Dr. Young is the former Commissioner of the United States Food and Drug Administration, serving of the FDA from August 1984 to December 1989. Dr. Young led the U.S. government’s efforts to develop the National Guidelines for recombinant DNA products and ushered in the regulatory framework for biotechnology products at the FDA. Dr. Young also previously served, from 1989 through 1993, as Deputy Assistant Secretary for Health, Science and Environment with oversight of the National Institute of Health and the Center for Disease Control. Subsequently, from 1993 through 1996, he directed the Office of Emergency Preparedness and National Disaster Medical System and concomitantly directed the Emergency Preparedness Plan for Health and Medical at the Federal Emergency Management Agency. Dr. Young was previously the Chairman and Professor of Department of Microbiology (1970-1979); Professor of Radiation Biology and Biophysics, Professor of Pathology (1970-1984); Dean of the School of Medicine and Dentistry at the University of Rochester (1979-1984); the Vice President for Health Affairs at the University of Rochester (1982-1984); and Chairman of the Executive Hospital Committee of Strong Memorial Hospital, Rochester, NY (1979-1984). Currently, Dr. Young is a part time partner of Essex Woodlands Health Ventures, which currently has $1.6 billion under management. Additionally, he is the president and chief executive officer of Cosmos Alliance, an investment group, and a director of Agennix, Inc., La Jolla Pharmaceuticals Company, Elsys Therapeutics, Inc. and LearnWright Inc.

Thomas MacMahon, Director. Mr. MacMahon was the Chief Executive Officer and Chairman of LabCorp, a diagnostic services company, from 1997 to 2006. Prior to his appointment as LabCorp’s Chief Executive Officer in 1997, Mr. MacMahon was Senior Vice President of Hoffmann-La Roche Inc. from 1993 to 1997 and President of Roche Diagnostics Group and a member of the Executive Committee of Hoffmann-La Roche Inc. from 1988 to 1996. At Hoffmann-La Roche Inc. he was responsible since 1988 for the management of all United States operations of the diagnostic business. As a member of the Executive Committee of Hoffmann-La Roche Inc., his responsibilities included oversight of Roche Biomedical Laboratories (one of LabCorp’s predecessor companies), then a subsidiary of HLR Holdings Inc., from 1988 to 1995. He is a member of the Board of Directors of Express Scripts Inc., Laboratory Corporation of America Holdings and PharMerica Corporation and the past Chairman of the American Clinical Laboratory Association. Mr. MacMahon holds a B.S. in Marketing from St. Peter’s College and a M.B.A. in Marketing from Fairleigh Dickinson University.

Christopher J. Garcia, Director. Mr. Garcia is presently an operating partner and advisor with the Charterhouse Group, Inc., a middle market private equity firm where his primary focus is healthcare services investing and where he has served since March 2003. Prior to Charterhouse, Mr. Garcia spent 10 years, from 1993 to 2003, as founder and Chief Executive Officer of National Healthcare Resources, Inc., a healthcare services business offering managed care services to the property and casualty and auto insurance markets. Earlier in his career, Mr. Garcia spent eight years working in investment banking at Solomon Brothers and Greenwich Capital Markets as well as three years as a CPA at KPMG. Mr. Garcia has held several public and private board positions in his 13 years of private equity investing and is presently Chairman of the Board of Camelot Health Services, Inc, a behavioral health services company and Chairman of the Board of Upstream Rehabilitation, Inc., a physical rehabilitation services company. Mr. Garcia is a graduate of the University of Florida where he received a B.S. in Accounting.

Our board of directors has five directors and is divided into three classes with one class of directors being elected each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Garcia, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Dr. Young and Mr. MacMahon, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Wiggins and Mr. Dahl will expire at the third annual meeting. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.

Senior Advisor

Dr. Anthony Wild will serve as our Senior Advisor. We may consult, from time to time, with Dr. Wild, an individual who has experience in the healthcare industry, who is a stockholder of our company and who will provide industry knowledge and general management advise to us. He may also play a role in identifying and analyzing potential acquisition candidates for us. Dr. Wild has been active in the global pharmaceutical industry since 1972. Most recently, Dr. Wild founded and is a general partner of a privately-owned start-up company, BOWS Pharmaceuticals AG of Zug, Switzerland. From 2006 through 2007, he served as the non-executive chairman of the board of MedPointe Pharmaceuticals, a company he founded in 2000. Serving as its Chairman and CEO from 2000 through 2006, he led the building of a significant specialty pharmaceutical business that in 2005 had approximately $250 million in sales. Prior to this, he was Executive Vice President of the Warner-Lambert Company and, from 1995 to 2000, President of its global pharmaceutical operations. Before joining Warner-Lambert, Dr. Wild held a series of marketing and management positions in six different countries for Schering-Plough, starting in Switzerland in 1973 and culminating as President of Schering-Plough KK in Japan. He also serves on the board of directors of Millennium Inc., a Cambridge, Massachusetts-based public biotechnology company devoted to oncology and inflammation; of Fovea S.A., a privately-owned Paris, France-based ophthalmology pharmaceutical company; and is also Chairman of the Board of Advisors to Ferrer, Freeman and Company, a healthcare private equity firm based in Greenwich, Connecticut. He is a past Governor of the U.S. Chamber of Commerce in Japan and a past Chairman of the International Section of the Pharmaceutical Research & Manufacturers’ Association of the U.S.A. Dr. Wild holds a B.A. in Chemistry from the University of York and a Ph.D. in Physical Chemistry from the University of Cambridge, both in the U.K.

Dr. Wild is an independent contractor and, as such, does not owe us any fiduciary duties with respect to the execution of his duties. No compensation of any kind, including finder’s and consulting fees, will be paid by us, Pecksland Partners, LLC, any of our respective affiliates or any prospective target business to him, or any of his affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination.

Director Independence

Our board of directors has determined that Dr. Young, Mr. MacMahon and Mr. Garcia are “independent directors” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and as defined by the rules of the American Stock Exchange.

Audit Committee

Our audit committee currently consists of Mr. Garcia, as chairman, Dr. Young and Mr. MacMahon.

The audit committee reviews the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee also selects the firm that will serve as our independent registered public accounting firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent public accounting firm our annual audit and annual financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluates all of our public financial reporting documents.

We have agreed that our audit committee will review and approve all expense reimbursements made to our officers or directors or our senior advisor and that any expense reimbursement payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

In accordance with applicable federal securities laws and the rules of the American Stock Exchange, we have adopted an audit committee charter that incorporates these duties and responsibilities.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Garcia satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

We have established a nominating committee of the board of directors. This committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee also supervises the board of directors’ annual review of director independence and the board of directors’ performance evaluations. In accordance with applicable federal securities laws and the rules of the American Stock Exchange, we have adopted a nominating committee charter that delineates these duties and responsibilities. The nominating committee consists of Mr. MacMahon, as chairman, Dr. Young and Mr. Garcia, each of whom is an independent director under the American Stock Exchange listing standards.

Compensation Committee

We have established a compensation committee of the board of directors. This committee is responsible for recommending the compensation of our executive officers. In accordance with applicable federal securities laws and the rules of the American Stock Exchange, we have adopted a compensation committee charter that describes the duties and responsibilities of the compensation committee. The compensation committee consists of Mr. MacMahon, as chairman, Dr. Young and Mr. Garcia, each of whom is an independent director under the American Stock Exchange listing standards.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees is set forth in the nominating committee charter and will generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment.

Code of Conduct and Ethics

We have adopted a code of ethics that applies to our officers, directors and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. We have filed copies of our code of ethics and committee charters as exhibits to the registration statement of which this prospectus is a part. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Executive Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid by us, Pecksland Partners, LLC or any of our respective affiliates to any of our officers, directors, senior advisor, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. Further, our code of ethics prohibits our officers, directors and employees from accepting any such commissions, compensation, finder’s fees or consulting fees from any prospective target business. However, we will reimburse such persons for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, although they will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not held in the trust account unless the business combination is consummated.

Following an initial business combination and to the extent our current executive officers continue to be involved in management of our business, they will be entitled to receive such compensation as our Board of Directors may approve.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers or directors nor our senior advisor is required to commit his full time to our business and, accordingly, our officers and directors and our senior advisor may have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors and our senior advisor may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete description of our management’s other affiliations, see “Management—Directors and Executive Officers.”

•	Our officers and directors and our senior advisor may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us.

•

We may become aware of and pursue a potential business combination with a target business with which one or more of our officers, directors, principal stockholder or senior advisor may be affiliated. Although our existing officers, directors and senior advisor are not currently aware of any specific opportunities to consummate a business combination, and have not given any consideration to any such opportunity with any entities with which they are affiliated, we may pursue such a business combination without first pursuing a business combination with a non-affiliated target company. Accordingly, such officers, directors, principal stockholder or senior advisor may be subject to conflicts of interest regarding us and other business ventures in which they may be involved, and such conflicts may have an adverse effect on our ability to consummate a business combination.

•

Since our officers and directors and our senior advisor indirectly own shares of our common stock that will become transferable only if a business combination is completed and warrants that will expire worthless if a business combination is not consummated, our officers and directors and our senior advisor may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally they may enter into consulting or employment agreements with the target company as part of a business combination.

•

The personal and financial interests of our officers and directors and our senior advisor may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. These interests may include their equity interests in the company, reimbursements for expenses to the extent we have access to insufficient proceeds outside of the trust account for such reimbursement, and any interest in employment with potential target businesses.

•

Officers, directors and our senior advisor will receive reimbursement for out-of-pocket expenses incident to the offering and identifying, investigating and implementing a suitable business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

We do not believe that there are any material overlaps between us and entities with which our officers, directors and senior advisor are affiliated with respect to the investment criteria for potential acquisition candidates, except that a conflict may exist in respect of affiliations that Thomas MacMahon, one of our directors, has with LabCorp., Express Scripts Inc. and PharMerica Corporation. Mr. MacMahon has informed us that in the event a potential acquisition candidate is presented to or identified by us and Mr. MacMahon believes such potential acquisition candidate may also be of interest to one or both of those entities, he will inform us of that fact and will recuse himself from any board of directors discussion or vote regarding the advisability of our possible acquisition of that candidate. We do not believe that any other material conflict exists because our officers, directors and senior advisor have informed us that the other entities (other than as described with respect to Mr. MacMahon) with which they are affiliated are not likely to be interested in pursuing an acquisition of the size or type which we are likely to pursue.

In connection with the vote required for the initial business combination, our existing stockholders, including our principal stockholder and all of our officers and directors and our senior advisor, have agreed to vote the shares of common stock purchased by them prior to our initial public offering in accordance with the majority of the shares of our common stock voted by our public stockholders. In the event that our existing stockholders purchase any additional units or shares of our common stock, we anticipate that they will vote any shares of common stock so acquired by them in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. In addition, they have agreed to waive their rights to conversion of their shares in connection with the vote on our initial business combination and to participate in any liquidation distribution, but only with respect to those shares of common stock acquired by them prior to this offering including shares underlying the warrants acquired in the private placement.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our principal stockholder, officers, directors or senior advisor unless we obtain an opinion from an independent investment banking firm, which is required to be a member of the Financial Industry Regulatory Authority (formerly known as the National Association of Broker Dealers, Inc.), that the business combination is fair to our stockholders from a financial point of view. Many investment banking firms do not permit stockholders to rely upon such so-called “fairness opinions.” Accordingly, we expect that most or even all of the investment banking firms we may engage for such an opinion would take a position that stockholders may not rely upon their opinions. In considering firms to engage for the purpose of producing a fairness opinion, management may consider a firm’s willingness to permit stockholders to rely upon its fairness opinion and, if presented with multiple firms of comparable attractiveness, may give weight to a firm’s willingness to permit stockholder reliance upon such an opinion. However, it is possible that management will not insist that any such investment banking firm be willing to permit stockholders to rely upon its fairness opinion.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of October 25, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) and in the private placement, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of Beneficial Ownership(2)		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Before Offering and Private Placement	After Offering and Private Placement	Before Offering and Private Placement	After Offering and Private Placement(2)
Stephen F. Wiggins(3)	3,652,344	3,652,344	93.5%	18.7%
W. Robert Dahl, Jr.(3)	3,652,344	3,652,344	93.5%	18.7%
Michael C. Litt(3)	3,652,344	3,652,344	93.5%	18.7%
Frank E. Young	78,125	78,125	2.0%	*
Thomas MacMahon	78,125	78,125	2.0%	*
Christopher J. Garcia	78,125	78,125	2.0%	*
Pecksland Partners, LLC(4)	3,652,344	3,652,344	93.5%	18.7%
All individuals and executives officers as a group (7 individuals)(5)	3,886,719	3,886,719	99.5%	19.9%

*	Less than 1.0%.
(1)	The business address of each person or entity listed is c/o Golden Pond Healthcare, Inc., 18 Arrowhead Way, Darien, CT 06820.
(2)	Assumes the sale of 15,625,000 units in this offering but not (a) the exercise of (i) the 15,625,000 warrants to purchase our common stock included in such units, or (ii) the underwriters’ over-allotment option and, therefore, the repurchase by us of 585,938 shares; or (b) the purchase by any beneficial owner in the offering or aftermarket.
(3)	These shares represent one hundred percent of our shares of common stock held by Pecksland Partners, LLC. Each of Messrs. Wiggins, Dahl and Litt owns directly approximately 29.2% of the outstanding membership interests in Pecksland Partners, LLC, and also owns an interest in Arrowhead Capital Partners, LLC, which owns 8.0% of the outstanding membership interests in Pecksland Partners, LLC. Each of Messrs. Wiggins, Dahl and Litt is deemed to be the beneficial ownership of all of the shares of our outstanding common stock held by Pecksland Partners, LLC by virtue of having approval rights with respect to a sale of all or substantially all of the assets of Pecksland Partners, LLC.
(4)	Pecksland Partners, LLC is the record owner of the shares of our common stock listed opposite its name in the above table. As described above in note 3, Mr. Wiggins, Mr. Dahl and Mr. Litt each beneficially own the shares of our common stock held by Pecksland Partners, LLC for the reason set forth in such note.
(5)	Before the offering and the private placement, our directors and executive officers as a group owned 99.5% of our outstanding shares of common stock. The remaining 19,531 shares, or 0.5%, of our outstanding common shares of common stock are held beneficially and of record by our senior advisor, Dr. Wild.

If the underwriters determine the size of the offering should be increased or decreased, a stock sale, stock dividend, stock combination or contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

Pecksland Partners, LLC, our principal stockholder, has agreed to purchase from us an aggregate of 4,000,000 warrants at a price of $1.00 per warrant in a private placement prior to the completion of this offering. The warrants purchased in the private placement will be identical to those attached to the units sold in this offering, except that the private placement warrants will not be subject to redemption and can be exercised on a cashless basis. Pecksland Partners, LLC has agreed that it will not exercise or sell or otherwise transfer such warrants until 90 days after we consummate a business combination.

Immediately after the completion of this offering and the private placement, our existing stockholders, including our principal stockholder and all of our officers and directors and our senior advisor, will beneficially own, collectively, directly or indirectly, 20% of the then issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering and after giving effect to our repurchase of shares from Pecksland Partners, LLC, assuming the underwriters’ over-allotment option is not exercised). As a result, our existing stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders other than approval of our initial business combination.

Our existing stockholders have no present intentions or agreements to acquire additional units or shares of our common stock, whether in the offering contemplated by this prospectus, in a subsequent private placement or in the open market. If our existing stockholders were to effect such purchases, their increased number of our units or shares would increase their influence over the outcome of matters requiring approval by our stockholders. In the event that our existing stockholders purchase any additional units or shares of our common stock, we anticipate that they will vote any shares of common stock so acquired by them in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Accordingly, the purchase of any additional units or shares of our common stock could allow our existing shareholders to have an influence on a stockholder vote to approve a business combination. Factors that would be considered by our existing stockholders in deciding to make such additional purchases would include consideration of the current trading price of our units and shares of common stock.

We have rights to purchase up to 585,938 shares of common stock from Pecksland Partners, LLC in the event that the underwriters do not exercise all or a portion of their over-allotment option. We have agreed with the underwriters to exercise these rights if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters’ option to purchase 2,343,750 additional units to cover over-allotments. If the underwriters exercise their over-allotment option in full, we will no longer have a right to purchase any shares of common stock from Pecksland Partners, LLC. The price for each share pursuant to this right is $0.001 per share, the price at which Pecksland Partners, LLC purchased its shares of common stock. In accordance with our agreement with the underwriters, we will exercise this right to purchase shares only in an amount sufficient to cause Pecksland Partners, LLC, together with our officers and directors and our senior advisor to maintain control over shares acquired prior to this offering and prior to the private placement in an amount equal to 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option, but not including the shares underlying the warrant sold in the private placement.

All of the shares of our common stock outstanding prior to the date of this prospectus and the warrants purchased in the private placement will be subject to lock-up agreements restricting their sale or other transfer until the earliest of:

•

one year following the date of our initial business combination in the case of the shares of our common stock and ninety days following the date of the our initial business combination in the case of the warrants purchased in the private placement;

•	our liquidation, in which case the shares will be cancelled; and

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the lock-up period, the holders of these warrants and shares will not be able to sell or transfer their securities except to their affiliated companies, spouses and children or trusts established for their benefit or to charitable organizations or by nature of the laws of descent and distribution upon the death of an existing stockholder or pursuant to a qualified domestic relations order (all of whom will be subject to the identical lock-up and transfer restrictions), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends after the initial acquisition, if declared. If dividends are declared and payable in shares of common stock after the initial acquisition, such dividends will also be subject to the lock-up restrictions. If we are unable to effect a business combination and liquidate, our existing stockholders will not receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Each of the members of our principal stockholder, Pecksland Partners, LLC, have entered into an agreement with us pursuant to which they will be restricted from transferring their membership interests, except in limited circumstances. In addition, the Limited Liability Company Agreement for Pecksland Partners, LLC provides that other than “Permitted Transfers,” membership interests may not be transferred. “Permitted Transfers” are limited to (i) transfers of membership interests to a member’s heirs upon the death of a natural person pursuant to testament or the laws of descent and distribution, or (ii) transfers of membership interests to affiliated entities or trusts for the benefit of a member or his spouse, children or relatives, for estate planning purposes.

The common stock and warrants comprising the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Mr. Wiggins, Mr. Dahl, Mr. Litt and Pecksland Partners, LLC may be deemed our “promoters,” as defined under the Federal securities laws.

CERTAIN TRANSACTIONS

On July 16, 2007, we issued 4,238,282 shares of our common stock to Pecksland Partners, LLC for an aggregate of $4,238.29 in cash, or $0.001 per share. 585,938 of such shares of common stock are subject to redemption to the extent the underwriters’ over-allotment option is not exercised, at a price per share of $0.001.

On July 16, 2007, we issued an aggregate of 234,375 shares of our common stock to our directors, Dr. Young, Mr. MacMahon and Mr. Garcia for an aggregate of $234.38, at an aggregate purchase price of $0.001 per share of common stock.

On July 16, 2007, we issued an aggregate of 19,531 shares of our common stock to our senior advisor, Dr. Wild for an aggregate of $19.54, at an aggregate purchase price of $0.001 per share of common stock.

The holders of the majority of these shares are entitled to make up to two demands that we register the resale of their shares and warrants and shares underlying the warrants. The holders of the majority of these shares may elect to exercise these registration rights at any time after completion of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the completion of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our principal stockholder, Pecksland Partners, LLC, which is an affiliate of our officers, has advanced to us a total of $210,000, which was used to pay a portion of the expenses of this offering. This loan bears interest at a rate of 5% per annum, compounded semiannually, and is due on July 16, 2008. This loan may be prepaid by us in whole or in part at any time at our election. We anticipate that this loan will be repaid, at our election, out of the proceeds of this offering not being placed in the trust account and interest on the trust account that is released to us to pay our expenses.

We will reimburse our officers, directors, senior advisor and their respective affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying, investigating and implementing possible target businesses and business combinations, although they will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not held in the trust account unless the business combination is consummated. There is no limit on the amount of such out-of-pocket expenses that are reimbursable by us, subject to review by our audit committee.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and our senior advisor, no compensation or fees of any kind, including finders and consulting fees, will be paid by us, Pecksland Partners, LLC, any of our respective affiliates or any prospective target business to any of our officers or directors or our senior advisor or their affiliated entities prior to this offering, or to any of their respective affiliates, for services rendered to us prior to or with respect to the business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 3,906,250 shares of common stock are outstanding, held by Pecksland Partners, LLC, Dr. Young, Mr. MacMahon, Mr. Garcia and Mr. Wild (after giving effect to our repurchase of shares from Pecksland Partners, LLC assuming the underwriters’ over-allotment option is not exercised). No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $6.00. The common stock and warrants comprising the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Common stockholders of record are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, our existing stockholders, including our principal stockholder and all of our officers and directors and our senior advisor, have agreed to vote the shares of common stock purchased by them prior to our initial public offering in accordance with the majority of the shares of our common stock voted by our public stockholders. In the event that our existing stockholders purchase any additional units or shares of our common stock, we anticipate that they will vote any shares of common stock so acquired by them in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Our existing stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and only if public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and then exercise their conversion rights discussed below. However, historically, a 20% conversion threshold has been more typical in offerings of this type. The higher threshold reduces the risk of a small group of stockholders exercising undue influence on the stockholder approval process and makes it easier for us to receive stockholder approval of a business combination. As a result of our higher conversion threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such conversion rights, we will need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their conversion rights than we expect. Even if less than 30% of the stockholders exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds insufficient to acquire or merge with a business with a fair market value greater than 80% of our net assets at the time of such acquisition. To compensate for the potential shortfall in cash, we may be required to seek additional financing or structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in the customary conversion threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure. Voting against the business combination alone will not result in conversion of a stockholder’s shares for the conversion price. Such stockholder must also exercise its conversion rights.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

If we have not consummated a business combination within the 24 months following the consummation of this offering, our corporate existence will cease by operation of law and we will wind up our affairs and liquidate. In connection with such liquidation, our public stockholders will be entitled to a pro rata share in the funds then in the trust account, inclusive of any interest earned, and any net assets remaining available for distribution to them after payment of liabilities including taxes. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering or acquired in the private placement if we are forced to liquidate. Additionally, upon the liquidation of our trust account as a part of any plan of dissolution and distribution the underwriters have agreed to waive any right they may have to the $3,750,000 of deferred underwriting discount (or $4,312,500 if the over-allotment option is exercised in full) held in the trust account all of which shall be distributed to our public stockholders.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to the conversion price if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 10,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

As of the date of this prospectus, there are no warrants outstanding other than the warrants to be issued as part of the private placement. Each outstanding warrant and each warrant to be issued in this offering as part of a unit and in the private placement entitle the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination (or 90 days from the date of completion of a business combination with respect to the private placement warrants); and

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants underlying the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriters’ over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the warrants begin to trade separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option.

We may call the warrants, except for the warrants issued in the private placement, for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there is no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

In the event that the common stock issuable upon exercise of the warrants has not been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants, we will not have the right to redeem the warrants.

We may exercise this redemption right at our option with no requirement for the consent of the underwriters or any other person.

If we call the warrants for redemption as described above, we will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to their expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our reasonable best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Because the warrants we will sell in the private placement will be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of the warrants issued in the public offering is not current.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Immediately prior to the completion of this offering, we will sell to Pecksland Partners, LLC, our principal stockholder, 4,000,000 warrants at a price of $1.00 per warrant, in a private placement. The warrants to be purchased in the private placement will be identical to those sold in this offering, except that the private placement warrants will not be subject to redemption, can be exercised on a cashless basis and are not exercisable until the later of 90 days from the consummation of a business combination and one year from the date of this prospectus. Additionally, Pecksland Partners, LLC has agreed that it will not sell or otherwise transfer the warrants until 90 days following the date we consummate a business combination. We have agreed to file a registration statement upon the request of our existing stockholders that will cover the resale of the warrants issued in the private placement and the shares of common stock that are issuable upon exercise of the warrants.

We believe that the purchase price of $1.00 per warrant for the private placement warrants will equal or exceed the fair value of such warrants on the date of purchase and accordingly no compensation expense will be recognized with respect to the issuance of such warrants.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. Further, our ability to declare dividends may be limited by restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 19,531,250 shares of common stock outstanding (after giving effect to our repurchase of shares from Pecksland Partners, LLC assuming the underwriters’ over-allotment option is not exercised), or 22,460,938 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 15,625,000 shares sold in this offering, or 17,968,750 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,906,250 shares (after giving effect to our repurchase of shares from Pecksland Partners, LLC assuming the underwriters’ over-allotment option is not exercised) are restricted securities under Rule 144 because they were issued in private transactions not involving public offerings. None of those shares will be eligible for sale under Rule 144 prior to

            , 2008. Notwithstanding this, none of those shares nor the warrants purchased in the private placement will be transferable for a period of (x) one year from the date of the closing of our initial business combination in the case of the shares of common stock, or (y) ninety days from the date of the closing of our initial business combination in the case of the warrants purchased in the private placement, and will only be released from such transfer restrictions prior to that date in connection with transfers (i) by gift to a member of an existing stockholder’s immediate family or to a trust, the beneficiary of which is an existing stockholder or a member of an existing stockholder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any existing stockholder, or (iii) pursuant to a qualified domestic relations order, while in each case remaining subject to the lockup agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares will be cancelled, or if we were to consummate a transaction after the consummation of a business combination which results in all the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1.0% of the number of shares of common stock then outstanding, which will equal 195,312 shares immediately after this offering (or 224,609 shares if the underwriters exercise their over-allotment option in full); and

•

if the common stock is listed on a national securities exchange or the Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 3,906,250 issued and outstanding shares prior to the completion of this offering (after giving effect to our repurchase of shares from Pecksland Partners, LLC assuming the underwriters’ over-allotment option is not exercised), including the investor in the private placement, are entitled to registration rights covering the resale of their shares and the resale of their warrants and shares acquired upon exercise of their warrants. The holders of the majority of these shares are entitled to make up to two demands that we register their shares, warrants and shares that they are entitled to acquire upon the exercise of warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after the consummation of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are released from the restrictions imposed by the lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration rights agreement, these stockholders waive any claims to monetary damages for any failure by us to comply with the requirements of the Registration Rights Agreement.

UNDERWRITING

Deutsche Bank Securities Inc. is acting as bookrunning manager of this offering and is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Deutsche Bank Securities Inc.
Lazard Capital Markets LLC

Total	15,625,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to certain closing conditions, including the registration statement being effective, FINRA approval of the underwriters’ compensation and the delivery of legal opinions and an accountant’s letter. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $            per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $            per unit on sales to other dealers.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 2,343,750 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to the underwriter’s initial purchase commitment.

We and our existing stockholders have agreed that for a period of one year from the date of the closing of the initial business combination, with respect to the shares they owned prior to the completion of this offering, and for a period of 90 days from the date of the closing of the initial business combination, with respect to the warrants purchased in the private placement, we and they will not dispose of or hedge any units, warrants or any other securities convertible into or exchangeable for our common stock, other than for transfers to their affiliated companies, spouses and children or trusts established for their benefit or to charitable organizations.

Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock, units or warrants will develop and continue after this offering.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by Golden Pond Healthcare, Inc.
	No Exercise	Full Exercise
Per unit	$0.56	$0.56
Total	$8,750,000	$10,062,500

The amounts paid by us in the table above include (1) $5,000,000 ($0.32 per unit) payable upon the closing of this offering ($5,750,000 if the over-allotment option is exercised in full), which equals 4.0% of the gross proceeds of this offering, and (2) $3,750,000 ($0.24 per unit) in deferred underwriting discount ($4,312,500 if the over-allotment option is exercised in full), which equals 3.0% of the gross proceeds of this offering. The deferred underwriting discount will be placed in the trust account until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discount will be released to the underwriters and any public stockholders exercising their conversion rights out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, each underwriter has agreed that (1) on our liquidation as part of any plan of dissolution and distribution, it will forfeit any rights or claims to its deferred underwriting discount, including any accrued interest thereon, then in the trust account, and (2) the deferred underwriters’ discount will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. The maximum amount of expenses to be reimbursed by us to the underwriters will not exceed $125,000.

In connection with the offering, Deutsche Bank Securities Inc., on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-

allotment option. Transactions to close out the covered syndicate short involve either purchases of units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Deutsche Bank Securities Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and after any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

A prospectus in electronic format may be made available by one or more of the underwriters. The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representative will allocate shares to underwriters that may make internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

In addition to an initial acceptance fee of $1,000 that is charged by Continental Stock Transfer & Trust Company, as trustee, we will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of our common stock, $2,400 for acting as warrant agent for our warrants and $1,800 for acting as escrow agent.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a general discussion of material United States federal tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, (or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of entities treated as partnerships for U.S federal income tax purposes) or persons that hold our units, common stock or warrants through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof or the District of Colombia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of units, common stock and warrants.

This discussion is only a summary of material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any state, local, non-U.S. or non-income tax laws and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and regarding any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions.

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above under “Proposed Business—Effecting a Business Combination—Conversion rights” may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

Dividends paid to a non-U.S. holder that are not effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be updated periodically. Non-U.S. holders should consult their tax advisors regarding their ability to claim benefits under an applicable income tax treaty and the manner of claiming such benefits (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-U.S holder’s conduct of a trade or business in the United States, and, if provided in an applicable income tax treaty, dividends that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above under “Proposed Business—Effecting a Business Conversion—conversion rights” may prevent a U.S. holder from satisfying the applicable holding period requirements. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock and the warrants are not trading separately at the time of such disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder’s adjusted tax basis in the share of common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations. In addition, the deduction for losses realized upon a taxable disposition of our common stock may be disallowed if the U.S. holder purchases, or enters into a contract or option to purchase, substantially identical securities within 30 days before or after any disposition.

Any gain realized by a non-U.S. holder on the taxable disposition of our common stock generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of such non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed place of business of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns, or is treated as owning, more than five percent of the common stock.

Net gain realized by a non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a corporate non-U.S. holder that is described in clause (i) of the preceding sentence may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized from the sale by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

We currently are not a “United States real property holding corporation.” Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the Company or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the stockholder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other common stock constructively owned by it.

Persons who actually or constructively own 5% or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult their own tax advisors in that regard.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant

Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., initially, $6.00 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Redemption, or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the common stock and the warrants are not trading separately at the time of the disposition, the portion of the amount realized on the disposition that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations. In addition, the deduction for losses realized upon a taxable disposition of expiration of warrants may be disallowed if the U.S. holder purchases, or enters into a contract or option to purchase, substantially identical securities within 30 days before or after any such disposition or expiration.

The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States,

(iii) a controlled foreign corporation as defined in the Code, or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Kaye Scholer LLP, New York, New York. Debevoise & Plimpton LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Golden Pond Healthcare, Inc.

(a corporation in the development stage)

GOLDEN POND HEALTHCARE, INC.

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Golden Pond Healthcare, Inc.

We have audited the accompanying balance sheet of Golden Pond Healthcare, Inc.,(a corporation in the development stage) (the “Company”) as of July 16, 2007 and the related statements of operations, stockholders’ deficit and cash flows for the period May 15, 2007 (date of inception) to July 16, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Pond Healthcare, Inc. (a corporation in the development stage) as of July 16, 2007, and the results of its operations and its cash flows for the period May 15, 2007 (date of inception) to July 16, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

July 16, 2007

GOLDEN POND HEALTHCARE, INC.

(a corporation in the development stage)

BALANCE SHEET

July 16, 2007
ASSETS
Current assets, cash	$214,492
Other assets, deferred offering costs	135,308

Total assets	$349,800

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$140,221
Note payable, stockholder	210,000

Total current liabilities	350,221

Commitments
Stockholders’ deficit
Preferred stock, $.001 par value; 10,000,000 shares authorized; none issued	—
Common stock, $.001 par value, authorized 75,000,000 shares; 4,492,188 shares issued and outstanding	4,492
Deficit accumulated during the development stage	(4,913)

Total stockholders’ deficit	(421)

$349,800

See accompanying notes to financial statements.

GOLDEN POND HEALTHCARE, INC.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period May 15, 2007 (date of inception) to July 16, 2007

Formation and operating costs	$4,913

Net loss	$(4,913)

Weighted average number of common shares outstanding, basic and diluted	4,492,188

Net loss per common share, basic and diluted	$(0.00)

See accompanying notes to financial statements.

GOLDEN POND HEALTHCARE, INC.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period May 15, 2007 (date of inception) to July 16, 2007

Cash flows from operating activities
Net loss	$(4,913)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in cash attributable to changes in liabilities
Accounts payable and accrued expenses	4,913

Net cash provided by (used in) operating activities	—

Cash provided by financing activities
Proceeds from issuance of common stock	4,492
Proceeds from notes payable, stockholder	210,000

Net cash provided by financing activities	214,492

Net increase in cash	214,492
Cash, beginning of period	—

Cash, end of period	$214,492

Non-cash financing activity:
Accrued offering costs	$135,308

See accompanying notes to financial statements

GOLDEN POND HEALTHCARE, INC.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ DEFICIT

For the period May 15, 2007 (date of inception) to July 16, 2007

	Common Stock		Additional Paid in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Deficit
	Shares	Amount
Common shares issued to affiliates on July 16, 2007	4,492,188	$4,492	$—	$—	$4,492
Net loss				(4,913)	(4,913)

Balances, at July 16, 2007	4,492,188	$4,492	$—	$(4,913)	$(421)

See accompanying notes to financial statements.

GOLDEN POND HEALTHCARE, INC.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Golden Pond Healthcare Inc. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on May 15, 2007. The Company was formed to acquire, through a merger, asset acquisition, stock exchange or other similar business combination, or control through contractual arrangements, an operating business. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting By Development Stage Enterprises”, and is subject to the risks associated with activities of development stage companies.

At July 16, 2007, the Company had not commenced any operations. All activity through June 28, 2007 relates to the Company’s formation and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents after such offering. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) a Target Business (“Business Combination”). As used herein, “Target Business” shall mean one or more businesses that at the time of the Company’s initial Business Combination has a fair market value of at least 80% of the Company’s net assets (all of the Company’s assets, including the funds then held in the trust account, less the Company’s liabilities (excluding deferred underwriting discounts and commissions of approximately $3.75 million, or approximately $4.31 million if the over-allotment option is exercised in full, described below). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company’s efforts in identifying a prospective Target Business will not be limited to particular companies; however it expects to focus on operating businesses in the healthcare industry.

Upon the closing of the Proposed Offering, approximately 98.5% of the gross proceeds of the Proposed Offering will be held in a trust account (“Trust Account”). The Trust Account will be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or money market funds meeting the conditions specified in Rule 2a-7 under the Investment Company Act of 1940, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The proceeds in the trust account will include $3.75 million of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under

GOLDEN POND HEALTHCARE, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company’s existing stockholders, including its officers and directors who own any of the initial shares (“Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the Units in the Proposed Offering or in the aftermarket. In the event that Initial Stockholders purchase any additional Units or shares of the Company’s common stock in the after market following the Proposed Offering, the Company anticipates that they will vote any shares of common stock so acquired in favor of a Business Combination. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 30% of the shares sold in the Public Offering exercise their conversion rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since closing of the Proposed Offering the Company may combine with another Target Business meeting the fair market value criterion described above.

Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of underwriting discounts and commissions and including any interest earned on their portion of the trust account net of income taxes payable thereon, and net of any interest income of up to $2.125 million on the balance of the trust account previously released to the Company, if a Business Combination is approved and completed.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the effective date. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of winding up its affairs and it will liquidate. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America.

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Net loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period, except where the result would be antidilutive. Net loss per share of common stock, assuming dilution, reflects the maximum potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and would then share in the net loss of the Company.

GOLDEN POND HEALTHCARE, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A—”Expenses of Offering”. Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income taxes:

The Company complies with the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits.

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has not begun its trade or business for U.S. tax purposes. Accordingly, it could not yet recognize losses for expenditures. As a result a deferred tax asset of approximately $2,000 was established for the book loss recorded as well as a fully offsetting valuation allowance.

The effective tax rate differs from the statutory tax rate due to the establishment of the valuation allowance.

GOLDEN POND HEALTHCARE, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Recently issued accounting pronouncements

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” (SFAS No. 157). SFAS No. 157 provides guidance for, among other things, the definition of fair value and the methods used to measure fair value. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of this new standard to have a material impact on the financial position, operating results and cash flows of the Company.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (SFAS No. 159). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The provisions of SFAS No. 159 are effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of this new standard to have a material impact on the financial position, operating results and cash flows of the Company.

NOTE C—PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 15,625,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one redeemable common stock purchase warrant (“Warrants”). The expected public offering price will be $8.00 per unit. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (i) one year from the date of the final prospectus for the Proposed Offering or (ii) the completion of a Business Combination with a target business, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

NOTE D—RELATED PARTY TRANSACTIONS

The company issued a $210,000 unsecured promissory note to a principal stockholder and affiliate of the Company’s officer, Pecksland Partners, LLC, on July 16, 2007. The note bears interest at 5% per annum and is due July 16, 2008.

On July 16, 2007, the Company issued 4,492,188 shares of common stock (“Initial Shares”) to the Initial Stockholders of the Company for proceeds of $4,492. The Company has the right to purchase up to 585,938 of such shares at a redemption price of $0.001 per share from Pecksland Partners, LLC, an affiliate of the Company’s officers, in the event that the underwriters do not exercise all or a portion of their over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters’ option to purchase 2,343,750 additional units to cover over-allotments. If the underwriters exercise their over-allotment option in full, the Company will no longer have a right to purchase any shares of common stock form Peacksland Parteners, LLC.

GOLDEN POND HEALTHCARE, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Pecksland Partners, LLC, has agreed to purchase, in a private placement, 4,000,000 warrants at $1.00 per warrant immediately prior to the Proposed Offering from the Company, not as part of the Proposed Offering. All of the proceeds from this private placement will be placed in a trust account until a business combination has been consummated. The Insider Warrants will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that if they will not be subject to redemption, the Insider Warrants may be exercisable on a “cashless basis”, and cannot be sold or transferred until 90 days subsequent to the Company’s completion of a Business Combination. If the Company does not complete a Business Combination, then the $4 million proceeds will be part of the liquidating distribution to the Public Stockholders and the warrants issued under this transaction will expire worthless.

The Company believes that the purchase price of $1.00 per warrant for the Insider Warrants will equal or exceed the fair value of such warrants on the date of purchase and accordingly no compensation expense will be recognized with respect to the issuance of the Insider Warrants.

NOTE E—COMMITMENTS

The Company is committed to pay an underwriting discount of 4% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional fee of 3% of the gross offering proceeds payable upon the Company’s consummation of a Business Combination. The underwriters will not be entitled to any interest accrued on the deferred discount.

The Company has granted the underwriter a 30-day option to purchase up to 2,343,750 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

NOTE F—PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until             , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Golden Pond Healthcare, Inc.

15,625,000 Units

Deutsche Bank Securities

Lazard Capital Markets

Prospectus

                    , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

Initial trustee’s fee(1)	$1,000
SEC registration fee	7,723
FINRA (formerly NASD) filing fee	25,656
Accounting fees and expenses	60,000
Printing and engraving expenses	100,000
Legal fees and expenses	400,000
American Stock Exchange filing fee	70,000
Miscellaneous(2)	85,621

Total	$750,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, we will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of our common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article 8 of our amended and restated certificate of incorporation provides:

“The Corporation shall indemnify to the fullest extent permitted by §145 of the GCL as amended from time to time each person that such section grants the Corporation the power to indemnify. Expenses (including attorneys’ fees) incurred by an indemnified person in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such indemnified person may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On July 16, 2007, we issued 4,238,282 shares of our common stock to Pecksland Partners, LLC for an aggregate of $4,238.29 in cash, or $0.001 per share, without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. 585,938 of such shares of common stock are subject to redemption to the extent the underwriters’ over-allotment option is not exercised, at a price per share of $0.001. These shares are subject to redemption in order to allow for a consistent management ownership percentage of shares sold prior to this offering and prior to the private placement at 20% after this offering.

On July 16, 2007, we issued an aggregate of 234,375 to our directors, Dr. Young, Mr. MacMahon and Mr. Garcia for an aggregate of $234.38, at an aggregate purchase price of $0.001 per share of common stock, without registration under the Securities Act pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

On July 16, 2007, we issued an aggregate of 19,531 shares of our common stock to our senior advisor, Dr. Wild for an aggregate of $19.54, at an aggregate purchase price of $0.001 per share of common stock.

We have agreed to issue 4,000,000 warrants to Pecksland Partners, LLC, our principal stockholder, prior to the consummation of the offering that is being registered pursuant to this registration statement. The warrants will be sold at a price of $1.00 per warrant and will have an aggregate purchase price of $4,000,000. The warrants will be identical to those being registered pursuant to this registration statement, except that the warrants will not be subject to redemption, they will not be exercisable or transferable until 90 days following the date we complete a business combination and can be exercised on a cashless basis. The issuance of the warrants will be made without registration under the Securities Act in reliance on the registration exemption contained in Section 4(2) of the Securities Act for a transaction not involving a public offering. We will not pay any underwriting discount or commission in connection with such issuance.

Each of Stephen Wiggins, Robert Dahl and Michael Litt are “accredited investors” within the meaning of the rules promulgated under the Securities Act of 1933, as amended. As they are the only holders of equity interests in Pecksland Partners, LLC, Pecksland Partners, LLC is also an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Each of Dr. Young, Mr. MacMahon, Mr. Garcia and Dr. Wild are also “accredited investors” within the meaning of the rules promulgated under the Securities Act of 1933. The sales made and proposed to be made to Pecksland Partners, LLC, Dr. Young, Mr. MacMahon, Mr. Garcia and Dr. Wild fall within the safe harbor provisions of Regulation D, specifically the sales are exempt from registration pursuant to Rule 506 to the Securities Act.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement between Deutsche Bank Securities Inc. and the Registrant*

3.1	Amended and restated certificate of incorporation*

3.2	By-Laws*

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

5.1	Form of Opinion of Kaye Scholer

10.1	Promissory Note issued by Registrant to Pecksland Partners, LLC dated July 16, 2007*

10.2	Management Stock Purchase Agreement by and between the Registrant and Pecksland Partners, LLC dated July 16, 2007*

10.3	Stock Purchase Agreement by and between the Registrant and Anthony H. Wild dated July 16, 2007*

10.4	Stock Purchase Agreement by and between the Registrant and Christopher J. Garcia dated July 16, 2007*

10.5	Stock Purchase Agreement by and between the Registrant and Frank E. Young dated July 16, 2007*

10.6	Stock Purchase Agreement by and between the Registrant and Thomas MacMahon dated July 16, 2007*

10.7	Private Placement Purchase Agreement by and between the Registrant and Pecksland Partners, LLC dated July 16, 2007*

10.8	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Registrant

10.9	Form of Stock Escrow Agreement by and among Continental Stock Transfer & Trust Company, the Registrant, and Initial Stockholders

10.10	Form of Registration Rights Agreement between the Registrant and the existing Stockholders*

10.11	Form of Officer’s Letter Agreement*

10.12	Form of Existing Stockholder’s Letter Agreement

14	Form of Code of Ethics*

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Kaye Scholer (included in Exhibit 5.1)

24	Power of Attorney (included on the signature page of this Registration Statement)*

99.1	Form of Audit Committee Charter*

99.2	Form of Nominating Committee Charter

99.3	Form of Compensation Committee Charter

*	Previously filed.

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the twenty-fifth day of October 2007.

GOLDEN POND HEALTHCARE, INC.

By:	/S/ STEPHEN F. WIGGINS
President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/S/ STEPHEN F. WIGGINS Stephen F. Wiggins	President and Chairman of the Board (Principal Executive Officer)	October 25, 2007

/s/ MICHAEL C. LITT Michael C. Litt	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	October 25, 2007

* W. Robert Dahl, Jr.	Vice President of Strategic Business Development and Vice Chairman of the Board	October 25, 2007

* Frank E. Young	Director	October 25, 2007

* Thomas MacMahon	Director	October 25, 2007

* Christopher J. Garcia	Director	October 25, 2007

*	/S/ STEPHEN F. WIGGINS
Attorney-in-fact

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement between Deutsche Bank Securities Inc. and the Registrant*

3.1	Amended and restated certificate of incorporation*

3.2	By-Laws*

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant

5.1	Form of Opinion of Kaye Scholer

10.1	Promissory Note issued by Registrant to Pecksland Partners, LLC dated July 16, 2007*

10.2	Management Stock Purchase Agreement by and between the Registrant and Pecksland Partners, LLC dated July 16, 2007*

10.3	Stock Purchase Agreement by and between the Registrant and Anthony H. Wild dated July 16, 2007*

10.4	Stock Purchase Agreement by and between the Registrant and Christopher J. Garcia dated July 16, 2007*

10.5	Stock Purchase Agreement by and between the Registrant and Frank E. Young dated July 16, 2007*

10.6	Stock Purchase Agreement by and between the Registrant and Thomas MacMahon dated July 16, 2007*

10.7	Private Placement Purchase Agreement by and between the Registrant and Pecksland Partners, LLC dated July 16, 2007*

10.8	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Registrant

10.9	Form of Stock Escrow Agreement by and among Continental Stock Transfer & Trust Company, the Registrant, and Initial Stockholders

10.10	Form of Registration Rights Agreement between the Registrant and the existing Stockholders*

10.11	Form of Officer’s Letter Agreement*

10.12	Form of Existing Stockholder’s Letter Agreement

14	Form of Code of Ethics*

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Kaye Scholer (included in Exhibit 5.1)

24	Power of Attorney (included on the signature page of this Registration Statement)*

99.1	Form of Audit Committee Charter*

99.2	Form of Nominating Committee Charter

99.3	Form of Compensation Committee Charter

*	Previously filed.